                                                                EXHIBIT 4.10


                 --------------------------------------------

                                  $115,000,000
                     PENINSULA PORTS AUTHORITY OF VIRGINIA
                     PORT FACILITY REFUNDING REVENUE BONDS
                             (ZEIGLER COAL PROJECT)
                                 SERIES 1997

                 --------------------------------------------









                                TRUST INDENTURE

                                    between


                     PENINSULA PORTS AUTHORITY OF VIRGINIA



                                   As Issuer



                                      and

                                 PNC BANK, N.A.


                                   As Trustee

                               TABLE OF CONTENTS


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                                  ARTICLE I

                                 DEFINITIONS
Definitions.............................................................................. 3

                                  ARTICLE II

                                  THE BONDS


Section 2.01.  Issuance of Bonds........................................................ 13
Section 2.02.  Form and Denominations of Bonds; Bonds as Special,
               Limited Obligation of Issuer............................................. 13
Section 2.03.  Execution................................................................ 13
Section 2.04.  Authentication........................................................... 14
Section 2.05.  Registration, Transfer and Exchange...................................... 14
Section 2.06.  Mutilated, Destroyed, Lost or Stolen Bonds............................... 14
Section 2.07.  Payments of Principal, Redemption Price and Interest;
               Persons Entitled Thereto................................................. 15
Section 2.08.  Temporary Bonds.......................................................... 16
Section 2.09.  Cancellation and Disposition of Surrendered Bonds........................ 17
Section 2.10.  Acts of Registered Owners; Evidence of Ownership......................... 17
Section 2.11.  Book Entry System........................................................ 17
Section 2.12.  Payments to Cede & Co.; Payments to Beneficial Owners.................... 18


                                   ARTICLE III

                            INTEREST RATES ON BONDS

Section 3.01.  Interest Rate............................................................ 18
Section 3.02.  Determination of Interest Rates.......................................... 19
Section 3.03.  Conversions Between Rate Periods......................................... 22


                                ARTICLE IV

                        TENDER AND PURCHASE OF BONDS

Section 4.01.  Optional Tenders for Purchase............................................ 23
Section 4.02.  Mandatory Tenders for Purchase........................................... 24
Section 4.03.  Remarketing and Purchase................................................. 25
Section 4.04.  Inadequate Funds for Tenders............................................. 28
Section 4.05.  Tenders by Investment Companies.......................................... 28
Section 4.06.  Bond Purchase Fund....................................................... 28


                              ARTICLE V

                        DEPOSIT OF BOND PROCEEDS

Section 5.01.  Deposit of Proceeds of Bonds............................................. 29
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                                 ARTICLE VI

                         DEBT SERVICE FUND AND REBATE FUND

Section 6.01.   Establishment of Certain Funds and Accounts.....................................30
Section 6.02.   Debt Service Fund...............................................................30
Section 6.03.   Return of Monies from Non-Delivery of Bonds.....................................31
Section 6.04.   Rebate Fund; Covenants Regarding Rebate.........................................31
Section 6.05.   Intentionally Omitted...........................................................33
Section 6.06.   Moneys to be Held for All Registered Owners, With Certain Exceptions............33
Section 6.07.   Additional Accounts and Subaccounts.............................................33

                                   ARTICLE VII

                                LETTER OF CREDIT

Section 7.01.   Extension or Replacement in Anticipation of Expiration..........................33
Section 7.02.   Other Replacement...............................................................34
Section 7.03.   Notice to Holders...............................................................35
Section 7.04.   Reduction.......................................................................35
Section 7.05.   Other Credit Enhancement; No Credit Enhancement.................................35

                                   ARTICLE VIII

                                   INVESTMENTS

Section 8.01.   Investment of Funds.............................................................35
Section 8.02.   Covenants Regarding Tax Exemption...............................................36

                                   ARTICLE IX

                                REDEMPTION OF BONDS

Section 9.01.   Bonds Subject to Redemption.....................................................38
Section 9.02.   Selection of Bonds for Redemption...............................................40
Section 9.03.   Notice of Redemption............................................................40
Section 9.04.   Effect of Redemption............................................................42
Section 9.05.   Optional Redemption only at Direction of Company................................42

                                    ARTICLE X

                                COVENANTS OF ISSUER

Section 10.01.  Payment of Principal and Interest on Bonds......................................42
Section 10.02.  Issuer to Use Best Efforts to Require Company to Make Payments..................42
Section 10.03.  Take Further Action.............................................................42
Section 10.04.  No Disposition of Pledged Revenues..............................................43
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Section 10.05.  Faithful Performance; Due Authorization.........................................43

                                ARTICLE XI

                        EVENTS OF DEFAULT AND REMEDIES

Section 11.01.  Events of Default Defined.......................................................43
Section 11.02.  Acceleration and Annulment Thereof..............................................44
Section 11.03.  Legal Proceedings by Trustee....................................................45
Section 11.04.  Discontinuance of Proceedings by Trustee........................................45
Section 11.05.  Registered Owners May Direct Proceedings........................................45
Section 11.06.  Limitations on Actions by Registered Owners.....................................46
Section 11.07.  Trustee May Enforce Rights Without Possession of Bonds..........................46
Section 11.08.  Remedies Not Exclusive..........................................................46
Section 11.09.  Delays and Omissions Not to Impair Rights.......................................46
Section 11.10.  Application of Moneys in Event of Default.......................................46
Section 11.11.  Trustee's Right to Receiver.....................................................47
Section 11.12.  Trustee and Registered Owners Entitled to All Remedies..........................47
Section 11.13.  Waiver of Past Defaults.........................................................47

                                    ARTICLE XII

                                   THE TRUSTEE

Section 12.01.  Certain Duties and Responsibilities of Trustee..................................47
Section 12.02.  Notice if Default Occurs or Notice of Taxability Occurs.........................49
Section 12.03.  Certain Rights of Trustee.......................................................49
Section 12.04.  Not Responsible for Recitals or Issuance of Bonds, etc..........................51
Section 12.05.  May Hold Bonds..................................................................51
Section 12.06.  Money Held in Trust.............................................................52
Section 12.07.  Corporate Trustee Required; Eligibility.........................................52
Section 12.08.  Resignation and Removal of Trustee; Appointment of Successor....................52
Section 12.09.  Acceptance of Appointment by Successor Trustee..................................53
Section 12.10.  Merger, Conversion, Consolidation or Succession to Business.....................53
Section 12.11.  Fees, Charges and Expenses of Trustee...........................................54
Section 12.12.  No Obligation to Review Reports.................................................54

                              ARTICLE XIII

                            THE PAYING AGENT

Section 13.01.  The Paying Agent................................................................54
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                                       ARTICLE XIV

                                 THE REMARKETING AGENT
Section 14.01.  The Remarketing Agent...........................................................54
Section 14.02.  Qualifications of Remarketing Agent.............................................55

                                       ARTICLE XV

                                AMENDMENTS AND SUPPLEMENTS

Section 15.01.  Amendments and Supplements Without Registered Owners' Consent...................55
Section 15.02.  Amendments With Registered Owners' Consent......................................56
Section 15.03.  Amendments to Agreement.........................................................56
Section 15.04.  Amendment of Letter of Credit...................................................57
Section 15.05.  Other Matters Relating to Amendments and Supplements............................57
Section 15.06.  Consent of Bank.................................................................57

                                        ARTICLE XVI

                                        DEFEASANCE

Section 16.01.  Defeasance......................................................................57
Section 16.02.  Deposit of Funds for Payment of Bonds...........................................58

                                        ARTICLE XVII

                                 MISCELLANEOUS PROVISIONS

Section 17.01.  Limitations on Recourse; Immunity of Certain Persons............................59
Section 17.02.  No Rights Conferred on Others...................................................59
Section 17.03.  Illegal, etc. Provisions Disregarded............................................59
Section 17.04.  Substitute Publication of Notice................................................60
Section 17.05.  Mailed Notice...................................................................60
Section 17.06.  Governing Law...................................................................61
Section 17.07.  Successors and Assigns..........................................................61
Section 17.08.  Action by Company...............................................................61
Section 17.09.  Headings and Subheadings for Convenience Only...................................61
Section 17.10.  Counterparts....................................................................61

                Execution.......................................................................62


EXHIBIT A.......................................................................................A-1
EXHIBIT B.......................................................................................B-1
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                                TRUST INDENTURE


     THIS TRUST INDENTURE is entered into as of August 1, 1997, by and between the PENINSULA PORTS AUTHORITY OF VIRGINIA, a public body corporate and a political subdivision of the Commonwealth of Virginia (the "Issuer"), and PNC BANK, N.A., a national banking association, having a principal corporate trust office in Pittsburgh, Pennsylvania, and being qualified to accept and administer the trusts hereby created (the "Trustee").

                             W I T N E S S E T H :

     WHEREAS, Chapter 46 of the Acts of Assembly of 1952 of the Commonwealth of Virginia, as amended (the "Act"), authorizes the Issuer to issue revenue bonds and refunding revenue bonds;

     WHEREAS, the Issuer has previously issued its revenue bonds (in 1981) and its refunding revenue bonds (in 1982 and 1987) to assist Massey Coal Terminal Corporation ("Massey") and its successor Shell Coal Terminal Company ("Shell"), in the financing and refinancing of the Plant (hereinafter defined);

     WHEREAS, a Financing Agreement, dated as of August 1, 1997 (the "Agreement"), relating to the Bonds (hereinafter defined) and the refinancing of the Plant has been executed between the Issuer and Zeigler Coal Holding Company, a corporation organized and existing under and by virtue of the laws of the State of Delaware, and the successor to Massey and Shell (the "Company");

     WHEREAS, the Issuer duly adopted resolutions at public meetings duly called and held on July 16, 1997 and August 14, 1997, at which meetings a quorum was present and acting throughout (together, including any amendment or supplement to such resolutions as authorized therein, the "Bond Resolution");

     WHEREAS, the Bond Resolution authorized the issuance of the Issuer's Port Facility Refunding Revenue Bonds (Zeigler Coal Project) Series 1997 in the aggregate principal amount of $115,000,000 (the "Bonds");

     WHEREAS, the Bonds, and the interest thereon, are and shall be payable from and secured by a first and superior lien on and pledge of the payments designated as "Debt Service Payments" to be made by the Company pursuant to the Agreement in amounts sufficient to provide for the payment of the principal of, premium, if any, and interest on the Bonds, when due, and the fees and expenses of the Trustee and any paying agent for the Bonds, all as required by the Bond Resolution;

     WHEREAS, the Company has caused to be delivered to the Trustee an irrevocable letter of credit issued by Bank of America National Trust and Savings Association (the "Bank") in an amount equal to the principal amount of the Bonds plus an amount equal to 45 days' interest on the Bonds computed at an assumed maximum rate of 10% per annum and expiring on October 19, 1997;

     WHEREAS, certified copies of the Bond Resolution have been duly filed with the Trustee;

     WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

     WHEREAS, all things necessary to make the Bonds, when issued as provided in this Indenture, the legal, valid and binding special, limited obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment of the amounts pledged to the payment of the principal of, premium, if any, and interest on the Bonds have been done and performed, and the creation, execution and delivery of this Indenture and the execution and issuance of the Bonds, subject to the terms hereof, in all respects have been duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That the Issuer in consideration of the premises, the acceptance by the Trustee of the trusts hereby created, the mutual covenants herein contained and the purchase and acceptance of the Bonds by the Owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound and in order to secure the payment of the principal of, and interest and premium, if any, and Purchase Price of the Bonds according to their tenor and effect, and the performance and observance by the Issuer of all the covenants and conditions herein and therein contained (a) has executed and delivered this Indenture and (b) has agreed to sell, assign, transfer, set over and pledge, and by these presents does hereby sell, assign, transfer, set over and pledge unto the Trustee, and to its successors in trust and its assigns forever, to the extent provided in this Indenture, all of the right, title and interest of the Issuer in and to (i) the Agreement (except for the Purchase Price Payments, the Administrative Expenses and the indemnification rights and Issuer expense reimbursement rights contained in the Agreement), and (ii) the Pledged Revenues consisting of (a) the Debt Service Payments, (b) amounts (other than amounts required to be deposited in the Rebate Fund) on deposit in the Debt Service Fund and the Project Fund as hereinafter in this Indenture provided and (c) any money paid to the Trustee under the Letter of Credit; provided, however, that nothing in the Bonds or in this Indenture shall be construed as pledging the general credit or taxing power of the Issuer, the Commonwealth of Virginia or any political corporation, subdivision or agency of the Commonwealth of Virginia, nor shall this Indenture or the Bonds give rise to a pecuniary liability of the Issuer;

     TO HAVE AND TO HOLD the same and any other revenues, property, contracts or contract rights, chattel paper, instruments, general intangibles or other rights, and the proceeds thereof, which may by delivery, assignment or otherwise be subject to the lien and security interest created by this Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth for the equal and ratable benefit and security of those who shall hold or own the Bonds issued hereunder, or any of them, without preference of any one Bond over any other Bond by reason of priority in the time of the issue or negotiation thereof or by reason of the date or maturity thereof, or for any other reason whatsoever, except as otherwise provided herein.

     IT IS HEREBY COVENANTED, declared and agreed by and between the parties hereto, that all Bonds are to be issued, authenticated and delivered and that all property subject or to become subject hereto, including the Pledged Revenues, is to be held and applied upon and subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in trust, for the benefit of those who shall hold the Bonds, or any of them, as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following terms have the meanings set forth in the recitals hereto:


                      Act                       Company
                      Bond Resolution           Issuer
                      Bonds                     Trustee



     "Administrative Expenses" means fees and expenses of the Trustee and the Issuer.

     "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with the Company as certified to the Trustee and the Remarketing Agent by the Company, and "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In addition, the term "Affiliate" shall also include (i) any general partner of the Company and (ii) any Person who has guaranteed the payment of the Company's obligations under the Agreement or the Reimbursement Agreement.

     "Agreement" means the Financing Agreement dated as of August 1, 1997, between the Issuer and the Company as the same may be amended from time to time to the extent permitted hereby.

     "Alternate Letter of Credit" means an irrevocable letter of credit authorizing drawings thereunder by the Trustee, issued by a national banking association, a bank, a trust company or other financial institution as the Bank, and satisfying the requirements of Article VII.

     "Authorized Company Representative" means any person or persons at the time designated to act on behalf of the Company by a written certificate, signed on behalf of the Company by any one of its officers or authorized representatives and furnished to the Trustee, containing the specimen signature of each such person.

     "Bank" means, initially, Bank of America National Trust and Savings Association, a national banking association, as issuer of the Letter of Credit, and its successors and assigns in that capacity and, in the event an Alternate Letter of Credit is outstanding, the issuer of the Alternate Letter of Credit.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended, or any successor statutory provisions.

     "Bond Counsel" means nationally recognized bond counsel selected by the Company and acceptable to the Issuer and the Trustee.

     "Bond Documents" means the Financing Documents and all other agreements, certificates, documents and instruments delivered in connection with any of the Financing Documents.

     "Bond Obligations" means (a) the Debt Service due and payable and to become due and payable and any other amounts which may be owed by the Company to, or on behalf of, the Issuer or the Trustee under the Bond Documents, (b) Purchase Price Payments and (c) the Rebate Amount.

     "Bond Purchase Fund" means the special fund of that name created pursuant to Section 4.06 hereof.

     "Bond Year" means the period as defined in Section 1.148-1(b) of the Regulations or the applicable definition contained in any successor provisions thereto.

     "Business Day" means a day on which the New York Stock Exchange is not closed and on which banks located in the Commonwealth of Virginia, the City of New York, New York or the city in which the principal office of the Trustee or the office of Bank at which drawing documents are required to be presented under the Letter of Credit is located are not required or authorized to close.

     "Calculation Date" means the date as of which the calculation of the Rebate Amount is made, which date shall be the last day of each Bond Year and the date upon which the last Bond is actually paid and retired.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Zeigler Coal Holding Company, a corporation organized and existing under the laws of the State of Delaware, and its permitted successors and assigns.

     "Company Bonds" means any Bonds ownership of which is registered in the name of the Company or any Affiliate, other than Pledged Bonds.

     "Company Debt Service Account" means the special account of that name within the Debt Service Fund established pursuant to Section 6.01 hereof.

     "Company Purchase Account" means the special account of that name within the Bond Purchase Fund established pursuant to Section 4.06 hereof.

     "Conversion Date" means the day on which a particular type of interest rate becomes effective for the Bonds which is not immediately preceded by a day on which the Bonds accrued interest at the same type of rate (and, when used with respect to any Term Rate Period, a date which is not preceded by a Term Rate Period of the same duration). Each Conversion Date shall be an Interest Payment Date for the Rate Period from which the Bonds are converted.

     "Daily Rate" means the interest rate to be determined for the Bonds on each Business Day pursuant to Section 3.02(c) hereof.

     "Daily Rate Conversion Date" means the day on which the Bonds accrue interest at a Daily Rate pursuant to Section 3.03 which is immediately preceded by a day on which the Bonds did not accrue interest at a Daily Rate.

     "Daily Rate Period" means each period during which the Bonds accrue interest at a particular Daily Rate.

     "Debt Service" means the principal of and premium, if any, and interest on the Bonds.

     "Debt Service Fund" means the special fund of that name created pursuant to Section 6.01 hereof.

     "Debt Service Payments" means the payments required to be made by the Company to amortize the Bonds, as provided for in this Indenture and in the Agreement, including the principal of, premium, if any, and interest on the Bonds when due (whether at stated maturity, upon redemption prior to stated maturity, or upon acceleration of stated maturity). Debt Service Payments do not include Purchase Price Payments.

     "Delivery" or "deliver," when used with respect to Bonds held in the book-entry system pursuant to Section 2.11 hereof, means the making of or the irrevocable authorization to make appropriate entries on the books of DTC or any Participant.

     "Determination of Taxability" means a Final Determination by the Internal Revenue Service or by a court of competent jurisdiction in the United States that, or an opinion of Bond Counsel to the effect that, as a result of failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or as a result of the inaccuracy of any representation made by the Company under the Agreement, the interest payable on any Bond is includable in the gross income of the Registered Owner or a beneficial owner of such Bond (other than a Registered Owner or beneficial owner who is a substantial user or related person within the meaning of Section 147(a) of the Code).

     "DTC" means The Depository Trust Company, New York, New York.

     "Electronic" notice means notice through a time sharing terminal.

     "Event of Bankruptcy" means the filing of a petition in bankruptcy or the commencement of a proceeding under the Bankruptcy Code or any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Company as debtor other than any involuntary proceeding which has been finally dismissed without entry of an order for relief or similar order and without effect on any amounts held in the Debt Service Fund, the Project Fund or the Bond Purchase Fund and as to which all appeal periods have expired.

     "Event of Default" means any of the events described in Section 11.01 hereof.

     "Excess Earnings Amount" shall have the meaning given to such term in
Section 6.04 hereof.

     "Expiration Date" means the stated expiration date of the Letter of Credit, as such date may be extended from time to time by the Bank.

     "Extraordinary Optional Redemption" means any redemption of Bonds made pursuant to Section 9.01(c) hereof.

     "Favorable Opinion of Bond Counsel" shall mean an opinion of Bond Counsel addressed to the Issuer, the Trustee and the Company to the effect that: (i) the action proposed to be taken is authorized or permitted by the laws of the State and this Indenture and complies with their respective terms; and (ii) such action will not adversely affect (A) the exclusion from gross income of the interest on the Bonds for purposes of federal income taxation, and (B) any applicable exemption from taxation under the laws of the State related to the Bonds or interest thereon.

     "Final Determination" means, with respect to a private letter ruling or a technical advice memorandum of the Internal Revenue Service, written notice thereof in a proceeding in which the Company had an opportunity to participate and otherwise means written notice of a determination from which no further right of appeal exists or from which no appeal is timely filed with any court of competent jurisdiction in the United States in a proceeding to which the Company was a party or in which the Company had the opportunity to participate.

     "Financing Documents" means this Indenture, the Agreement and the Bonds.

     "Flexible Rate" means, when used with respect to any particular Bond, the interest rate determined for each Flexible Rate Period applicable thereto pursuant to Section 3.02(b) hereof.

     "Flexible Rate Conversion Date" means each day on which the Bonds accrue interest at Flexible Rates which is immediately preceded by a day on which the Bonds did not accrue interest at Flexible Rates.

     "Flexible Rate Period" means each period during which a Bond accrues interest at a Flexible Rate.

     "Fund" means any of the funds established with the Trustee under this Indenture.

     "Government Obligations" means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America.

     "Gross Proceeds" means (i) the net amount (after payment of all expenses of issuing the Bonds) received by the Issuer as a result of the sale of the Bonds, (ii) amounts received at any time, such as dividends and interest, resulting from the investment of any proceeds of the Bonds in Nonpurpose Investments and amounts received as interest or otherwise received with respect to the Agreement, (iii) transferred proceeds as defined in Section 148 of the Code, (iv) amounts held in the Debt Service Fund, or any similar fund, to the extent that it is reasonably expected that such fund will be used to pay Debt Service, (v) amounts invested in a reasonably required reserve or replacement fund (as defined in Section 148 of the Code), (vi) securities or obligations pledged as security for payment of Debt Service by the Company (or a "related person" as such term is defined in Section 147(a) of the Code) or the Issuer, (vii) other amounts used to pay Debt Service, and (viii) other amounts received as a result of investing any of the foregoing; provided, however, that if the aggregate gross earnings (including investment income on the earnings) on amounts held in one or more bona fide debt service funds (as such term is defined in the Regulations) do not exceed $100,000 in a Bond Year, such gross earnings will not be treated as Gross Proceeds.

     "Income Amount" means, in the case of any Bond Year as of which the Excess Earnings Amount is positive, that amount of income which is attributable to the lesser of (a) the Excess Earnings Amount as of the Calculation Date for that Bond Year, or (b) the amount by which the Excess Earnings Amount as of the Calculation Date in question exceeds the Excess Earnings Amount as of the Calculation Date for the preceding Bond Year, but only to the extent that such income is earned from the close of the Bond Year in question to the date of transfer of amounts to the Excess Earnings Account required by Section 6.04 hereof.

     "Indemnified Parties" means the Indemnified Parties as defined in the Agreement.

     "Indenture" means this Indenture as amended or supplemented at the time in question.

     "Interest Payment Date" means (a) when used with respect to any particular Bond accruing interest at a Flexible Rate, the day after the last day of each Flexible Rate Period applicable thereto; (b) when used with respect to Bonds accruing interest at Daily or Weekly Rates, the first Business Day of each calendar month following a month in which interest at such rate has accrued; and (c) when used with respect to Bonds accruing interest at a Term Rate, the first day of the sixth calendar month following the month in which the Term Rate Conversion Date occurs and the first day of each sixth month thereafter to which interest at such rate has accrued, except that the last Interest Payment Date for any Term Rate Period which is followed by a Flexible, Daily or Weekly Rate Period shall be the first Business Day of the sixth month following the preceding Interest Payment Date; provided that in the event of a conversion from a Term Rate Period on a date on which the Bonds are subject to redemption pursuant to Section 9.01(a) hereof, such date shall be an Interest Payment Date

     "Interest Period" or "Interest Rate Period" means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date.

     "Interest Rate" means a Flexible, Daily, Weekly or Term Rate.

     "Investment Company" means any investment company registered under the Investment Company Act of 1940, as amended.

     "Investment Securities" means and includes any of the following securities on which neither the Company nor any of its subsidiaries is the obligor: (a) direct obligations of, or obligations guaranteed by, the United States of America, and any bonds or other obligations of the Federal National Mortgage Association (including Participation Certificates), Government National Mortgage Association, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Banks for Cooperatives, Federal Land Banks, Federal Home
Loan Mortgage Corporation and Federal Home Loan Banks; (b) any obligation secured by a pooling of one or more of the foregoing; (c) obligations of a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or of the District of Columbia as described in Section 103(a) of the Code which are rated by two nationally recognized rating agencies in any of their three highest rating categories or any obligation secured by a pooling of one or more of such obligations; (d) banker's acceptances, Eurodollar deposits, certificates of deposit or interest accruing demand deposits of banks or trust companies (including the Trustee) organized under the laws of the United States or Canada or any state or province thereof, or domestic branches of foreign banks, having a capital and surplus of $25,000,000 or more; (e) other corporate securities rated A or better (or in the case of commercial paper, A-1 or better) by Standard & Poor's Ratings Group or rated equivalently by Moody's Investors Service, Inc. or by another nationally recognized rating service; and (f) repurchase agreements, the maturity of which are less than thirty (30) days, entered into (i) with a bank or trust company rated P-1 by Moody's and rated A-1 by S&P, organized under the laws of any state of the United States or with a national banking association, insurance company, or government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York and which is a member of the Security Investors Protection Corporation or
(ii) with a dealer which is rated P-1 by Moody's and rated A-1 by S&P; provided that such repurchase agreement must be continuously and fully secured by obligations of the type described in (a) or (c) above which have a fair market value, exclusive of accrued interest, at least equal to the amount invested in the repurchase agreement and which are held by the Trustee or its agent or, in the case of uncertificated securities, are registered in the name of the Trustee as pledgee; and (g) money market funds invested solely in the obligations described in (a) through (f) above.

     "Issue Date" means for each Bond the actual date of first authentication and delivery of that Bond.

     "Issuer Representative" means the Chairman or Vice-Chairman or such other officer or commissioner of the Issuer as shall be appointed by the Issuer. In each case, a specimen signature of such individual shall be given to the Trustee, certified by the Secretary of the Issuer.

     "Letter of Credit" means the irrevocable letter of credit issued by the Bank to the Trustee on the date of execution and delivery of this Indenture and any Alternate Letter of Credit delivered pursuant to Article VII hereof.

     "Letter of Credit Debt Service Account" means the special account of that name within the Debt Service Fund established pursuant to Section 6.01 hereof.

     "Letter of Credit Purchase Account" means the special account of that name within the Bond Purchase Fund established pursuant to Section 4.06 hereof.

     "Letter of Representations" means the letter agreement between DTC, the Trustee, Paying Agent, the Bond Registrar and Remarketing Agent entered into in connection with DTC's book-entry system; or the Blanket Issuer Letter of Representations dated August 1, 1997, from the Issuer to DTC.

     "Nonpurpose Investment" means any obligation acquired with Gross Proceeds, within the meaning of Section 148(b)(2) of the Code.

     "Optional Redemption" means any redemption of Bonds made pursuant to
Section 9.01(a) hereof.

     "Outstanding" when used with reference to Bonds means all Bonds authenticated and delivered under this Indenture as of the time in question, except:

            (a) All Bonds theretofore cancelled or required to be cancelled under Section 2.09 hereof;

            (b) On or after any purchase date for Bonds pursuant to Article IV hereof, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Trustee or any Paying Agent;

            (c) Bonds for the payment or redemption of which provision has been made in accordance with Section 9.04 or Article XVI hereof; provided that, if such Bonds are being redeemed, the required notice of redemption shall have been given or irrevocable instructions therefor shall have been given to the Trustee; and

            (d) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof.

     In determining whether the Registered Owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company (unless all of the Outstanding Bonds are then owned by or on behalf of the Company) or an "Affiliate" of the Company and Bonds which are held by or on behalf of the Bank (unless all of the Outstanding Bonds are then held by or on behalf of the

Bank) shall be disregarded for the purpose of any such determination and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid and shall be deemed Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an Affiliate of the Company. Bonds held by the Remarketing Agent shall not be deemed to be held on behalf of the Company for the purpose of this paragraph unless held by the Remarketing Agent as agent for the Company.

     "Owner" when all Bonds are held by a securities depository, means the beneficial owner of the Bond in question determined under the rules of that securities depository; otherwise "Owner" means "Registered Owner."

     "Participant" means (i) any person for which, from time to time, DTC effectuates book-entry transfers and pledges of securities pursuant to the book-entry system referred to in Section 2.11 hereof or (ii) any securities broker or dealer, bank, trust company or other person that clears through or maintains a custodial relationship with a person referred to in (i).

     "Paying Agent" means PNC Bank, N.A., as paying agent, or any successor paying agent, appointed pursuant to Article XIII hereof. The principal office of the Paying Agent shall be the business address designated in writing to the Issuer and the Remarketing Agent as its principal office for its duties as Paying Agent hereunder.

     "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

     "Plant" means the coal transshipment facility of the Company located at Pier 9, Harbor Access Road, Newport News, Virginia, together with any additions, modifications and substitutions to such facility. The Company acquired the Plant in connection with its acquisition of all of the issued and outstanding stock of Shell in 1992. Previously, in 1981, 1982 and 1987, the Issuer issued its revenue and refunding revenue bonds to finance and refinance the Plant for the benefit of its prior owner-operators, Massey and Shell.

     "Pledged Bonds" shall have the meaning assigned to such term in Section 4.03(b)(v) hereof.

     "Pledged Revenues" means and includes all payments by or on behalf of the Company, including specifically the Debt Service Payments and all monies received under the Agreement to be paid into the Debt Service Fund and any money paid to the Trustee under the Letter of Credit, including the income thereon and the investment thereof, if any. Pledged Revenues do not include
(i) payments with respect to the indemnification or reimbursement of certain expenses of the Issuer, the Trustee and the Remarketing Agent under Sections 4.2(b), (c) and (d), 4.3, 6.2, 7.5 and 10.8 of the Agreement or under any other guaranty or indemnification agreement, (ii) any monies required to be deposited in the Rebate Fund or (iii) Purchase Price Payments and other monies required to be deposited in the Bond Purchase Fund.

     "Project" means the refunding of the 1987 Bonds providing financing for the Plant and all replacements, improvements, extensions, substitutions, restoration or additions made to the aforesaid facilities pursuant to the Agreement.

     "PSA Municipal Index" means the Public Securities Association Municipal Index as of the most recent date for which such index was published or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successor, or as otherwise designated by the Public Securities Association; provided, however, that, if such index is no longer produced by Municipal Market Data, Inc. or its successor, then "PSA Municipal Index" shall mean such other reasonably comparable index selected by the Company.

     "Purchase Price" for any Bond shall equal 100% of the principal amount of such Bond plus accrued interest, if any, plus in the case of a Bond subject to mandatory tender for purchase pursuant to Section 4.02 (a) or (b) hereof on a date when such Bond is also subject to optional redemption at a premium, an amount equal to the premium that would be payable on such Bond if redeemed on such date.

     "Purchase Price Payments" means the payments to be made by the Company pursuant to the Agreement to pay the Purchase Price of Bonds.

     "Rate Period" means the period during which a particular rate of interest determined for the Bonds is to remain in effect pursuant to Article III hereof.

     "Rating Service" means Moody's Investors Service, if the Bonds are rated by such at the time, and Standard & Poor's Ratings Group, if the Bonds are rated by such at the time, and their successors and assigns, or if either shall be dissolved or no longer assigning credit ratings to long term debt, then any other nationally recognized entity assigning credit ratings to long term debt designated by the Issuer and satisfactory to the Trustee.

     "Rebate Amount" means, as of any Calculation Date, (a) the Excess Earnings Amount less (b) the amount previously paid to the United States of America as part of the Rebate Amount.

     "Rebate Fund" means the special fund of that name created pursuant to
Section 6.01 hereof.

     "Registered Owner" means the Person in whose name any Bond is registered pursuant to Article II hereof.

     "Regular Record Date" means the close of business on either (a) the day (whether or not a Business Day) immediately preceding an Interest Payment Date in the case of Bonds accruing interest at Flexible, Daily or Weekly Rates or
(b) the 15th day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date in the case of Bonds accruing interest at Term Rates.

     "Regulations" means the applicable proposed, temporary or final Income Tax Regulations promulgated under the Code, as such regulations may be amended or supplemented from time to time.

     "Reimbursement Agreement" or "Credit Agreement" means, collectively, the Credit Agreements dated as of October 19, 1994 and April 24, 1997, respectively, between the Company, the Bank and certain other parties relating, among other matters, to the Letter of Credit and the Bonds, as amended, supplemented or replaced from time to time.

     "Remarketing Account" means the special account of that name within the Bond Purchase Fund established pursuant to Section 4.06 hereof.

     "Remarketing Agent" means Goldman, Sachs & Co., or any successor Remarketing Agent appointed pursuant to Article XIV hereof.

     "Remarketing Agreement" means any remarketing agreement executed by the Company and the Remarketing Agent pursuant to Article XIII hereof.

     "Securities Depository" means any "clearing agency" registered under
Section 17A of the Securities Exchange Act of 1934, as amended.

     "Special Mandatory Redemption" means any redemption of Bonds made pursuant to Section 9.01(b) hereof.

     "Special Record Date" means the date and time established by the Trustee for determination of which Registered Owners shall be entitled to receive overdue interest on the Bonds pursuant to Section 2.07(b)(iii) hereof.

     "State" means the Commonwealth of Virginia.

     "Supplemental Indenture" or "indenture supplemental hereto" means any indenture amending or supplementing this Indenture which may be entered into in accordance with the provisions of this Indenture.

     "Term Rate" means the interest rate to be determined for the Bonds for a term of one or more years pursuant to Section 3.02(e) hereof.

     "Term Rate Conversion Date" means each day on which the Bonds accrue interest at a Term Rate pursuant to Section 3.03 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Term Rate or accrued interest at a Term Rate for a Term Rate Period of different duration.

     "Term Rate Period" means each period during which the Bonds accrue interest at a particular Term Rate.

     "Trustee" means PNC Bank, N.A., as trustee, or any successor trustee, appointed pursuant to Article XI hereof. The principal office of the Trustee shall be the business address designated in writing to the Issuer and the Remarketing Agent as its principal office for its duties as Trustee hereunder.

     "Underwriting Agreement" means the Underwriting Agreement among the Issuer, the Company and Goldman, Sachs & Co. in its capacity as the underwriter of the Bonds.

     "Weekly Rate" means the interest rate to be determined for the Bonds on a weekly basis pursuant to Section 3.02(d) hereof.

     "Weekly Rate Conversion Date" means each day on which the Bonds accrue interest at a Weekly Rate pursuant to Section 3.03 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Weekly Rate.

     "Weekly Rate Period" means the period during which the Bonds accrue interest at a particular Weekly Rate.

     "Yield" means yield as determined in accordance with Section 148(h) of the Code.

     "1987 Bonds" shall mean the $115,000,000 Peninsula Ports Authority of Virginia Unit Priced Demand Adjustable Port Facility Refunding Revenue Bonds (Shell Coal and Terminal Company Project) 1987 Series.

     The words "hereof," "herein," "hereto," "hereby," and "hereunder" (except in the form of Bond) refer to the entire Indenture. All words and terms importing the singular number shall, where the context requires, import the plural number and vice versa, and all words and terms used in this Indenture and not defined herein shall, if defined in the Agreement, have the meaning set forth therein.

                                   ARTICLE II

                                   THE BONDS

     Section 2.01. Issuance of Bonds. Upon the execution and delivery hereof, the Issuer shall execute the Bonds in the principal amount of $115,000,000 and deliver the Bonds to the Trustee for authentication. At the direction of the Issuer, the Trustee shall deliver the Bonds to the purchasers thereof identified in such direction upon receipt by the Trustee of the amount due the Issuer for the initial delivery of the Bonds as set forth in such direction.

     Section 2.02. Form and Denominations of Bonds; Bonds as Special, Limited Obligation of Issuer.

             (a) Form and Authorized Denominations. All Bonds shall be issued as fully registered bonds dated as of the Issue Date and shall mature on May 1, 2022. The Bonds shall be in substantially the form attached hereto as Exhibit A. In authenticating the Bonds, the Trustee may add the actual date of its authentication of Bonds. All Bonds accruing interest at Daily or Weekly Rates shall be issued in denominations of $100,000 or whole multiples thereof. All Bonds accruing interest at Flexible Rates shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. All Bonds accruing interest at a Term Rate shall be in denominations of $5,000 or whole multiples thereof. Bonds shall be numbered consecutively upward from R-1.

             (b) Bonds as Limited Obligations of Issuer. The Bonds shall be special, limited obligations of the Issuer and shall be payable by the Issuer solely out of the Pledged Revenues and the other sources derived by the Issuer under the Agreement, together with the security therefor, and pledged hereunder in the Granting Clauses hereof. The Bonds shall never be payable out of any funds of the Issuer.

             (c) NEITHER THE COMMONWEALTH OF VIRGINIA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES, RECEIPTS AND PAYMENTS PLEDGED THEREFOR BY THE ISSUER. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF VIRGINIA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE BONDS SHALL NOT CONSTITUTE AN INDEBTEDNESS WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY DEBT LIMITATION OR RESTRICTION. THE ISSUER HAS NO TAXING POWER.

     Section 2.03. Execution. The Bonds shall be executed by the manual or facsimile signature of the Chairman or Vice Chairman of the Issuer, and its seal thereon (which may be in facsimile) shall be attested by the manual or facsimile signature of its Secretary-Treasurer or Assistant Secretary-Treasurer. The validity of any Bond so executed shall not be affected by the fact that one or more of the officers whose signatures appear on such Bond have ceased to hold office at the time of issuance or authentication or at any time thereafter.

     Section 2.04. Authentication. No Bonds shall be valid for any purpose hereunder until the certificate of authentication printed thereon is duly executed by the manual signature of an authorized signatory of the Trustee. Such authentication shall be proof that the Registered Owner is entitled to the benefit of the trusts hereby created.

     Section 2.05. Registration, Transfer and Exchange.

             (a) The ownership of each Bond shall be recorded in the registration books of the Issuer, which books shall be kept by the Trustee, acting as bond registrar, at its principal office, and shall contain such information as is necessary for the proper discharge of the duties of the Trustee hereunder.

             (b)   Bonds may be transferred or exchanged as follows:

                   (i) Any Bond may be transferred if duly endorsed for such transfer or accompanied by an instrument of transfer in form satisfactory to the Trustee, duly executed by the Registered Owner or his attorney duly authorized in writing and delivered by such Registered Owner or his duly appointed attorney to the Trustee, whereupon the Trustee shall authenticate and deliver to the transferee a new Bond or Bonds and in the same denominations as the Bond delivered for transfer or in different authorized denominations equal in the aggregate to the principal amount of the delivered Bond and accruing interest at the same Interest Rate Mode.

                   (ii) Any Bond or Bonds may be exchanged for one or more Bonds and in the same aggregate principal amount and accruing interest at the same Interest Rate Mode, but in a different authorized denomination or denominations if duly endorsed or accompanied by an instrument of transfer in form satisfactory to the Trustee, duly executed by the Registered Owner or his attorney duly authorized in writing. Each Bond so to be exchanged shall be delivered by the Registered Owner thereof or his duly appointed attorney to the Trustee, whereupon a new Bond or Bonds shall be authenticated and delivered to the Registered Owner.

                   (iii) In the case of any Bond properly delivered for partial redemption, the Trustee shall authenticate and deliver a new Bond in exchange therefor, such new Bond to be in a denomination equal to the unredeemed principal amount of the delivered Bond.

     Except as provided in subparagraph (iii) above or in Article IV hereof, the Trustee shall not be required to effect any transfer or exchange during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption. No charge shall be imposed upon Registered Owners in connection with any transfer or exchange, except for taxes or governmental charges related thereto. No transfers or exchanges shall be valid for any purposes hereunder except as provided above and in Article IV hereof.

     Section 2.06. Mutilated, Destroyed, Lost or Stolen Bonds.

             (a) If any Bond is mutilated, lost, stolen or destroyed, the Registered Owner thereof shall be entitled to the issuance of a substitute Bond provided that:

           (i) in all cases, the Registered Owner may be required by the Issuer, the Company or the Trustee to provide indemnity to the Issuer, the Company and the Trustee in a form acceptable to the Issuer and the Trustee against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section;

           (ii) in the case of a mutilated Bond the Registered Owner shall deliver the Bond to the Trustee for cancellation; and

           (iii) in the case of a lost, stolen or destroyed Bond, the Registered Owner shall provide evidence, satisfactory to the Trustee, of the ownership and the loss, theft or destruction of the affected Bond.

       Upon compliance with the foregoing, a new Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Trustee and delivered to the Registered Owner, all at the expense of the Registered Owner to whom the substitute Bond is delivered. Notwithstanding the foregoing, the Trustee shall not be required to authenticate and deliver any substitute for a Bond which has been called for redemption or which has matured or is about to mature and, in any such case, the principal or redemption price then due and accrued interest thereon or becoming due shall be paid by the Trustee in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

       (b) Every substituted Bond issued pursuant to this Section 2.06 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

       (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, unless expressly inconsistent with any law or statute existing or hereafter enacted with respect to the replacement or payment of negotiable instruments, investments or other securities without their delivery.

Section 2.07. Payments of Principal, Redemption Price and Interest; Persons Entitled Thereto.

       (a) The principal or redemption price of each Bond shall be payable upon delivery of such Bond to the Trustee at its principal office. During Flexible, Daily or Weekly Rate Periods, the principal or redemption price of the Bonds shall be payable by wire transfer of immediately available funds. During Term Rate Periods the principal or redemption price of the Bonds shall be payable by check in clearinghouse funds, provided that any Registered Owner of $1,000,000 or more in aggregate principal amount of the Bonds may, upon written request given to the Trustee at least five Business Days prior to the maturity or redemption date designating an account in a domestic bank, be paid by wire transfer of immediately available funds. Such payments shall be made to the Registered Owner of the Bond so delivered, as shown on the registration books maintained by the Trustee on the date of payment.

       (b) Subject to the further provisions of Article III hereof, each Bond shall accrue interest and be payable as to interest as follows:

                     (i) Each Bond shall accrue interest (at the applicable rate determined pursuant to Article III hereof) (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (B) from the last preceding Interest Payment Date to which interest has been paid in full or duly provided for (or the Issue Date if no interest thereon has been paid or duly provided for) in all other cases.

                     (ii) Subject to the provisions of subparagraph (iii) below, the interest due on any Bond on any Interest Payment Date shall be paid to the Registered Owner of such Bond as shown on the registration books kept by the Trustee as of the Regular Record Date. The amount of interest so payable on any Interest Payment Date shall be computed (A) on the basis of a 365- or 366-day year for the number of days actually elapsed during Daily Rate Periods,
             (B) on the basis of a 365- or 366-day year for the number of days actually elapsed based on the calendar year in which the Flexible or Weekly Rate Period commences, during Weekly or Flexible Rate Periods, and (C) on the basis of a 360-day year of twelve 30-day months during Term Rate Periods.

                     (iii) If the available funds under this Indenture are insufficient on any Interest Payment Date to pay the interest then due, the Regular Record Date shall no longer be applicable with respect to the Bonds. If funds for the payment of such overdue interest thereafter become available, the Trustee shall immediately establish a special interest payment date for the payment of the overdue interest and a Special Record Date (which shall be a Business Day) for determining the Registered Owners entitled to such payments. Notice of such Special Record Date shall be mailed by the Trustee to each Registered Owner promptly after the determination of such Special Record Date, but not more than 30 days prior to the special interest payment date. The overdue interest shall be paid on the special interest payment date to the Registered Owners, as shown on the registration books kept by the Trustee as of the close of business on the Special Record Date.

                      (iv) All payments of interest on the Bonds shall be paid to the Registered Owner entitled thereto (i) by check mailed to such Registered Owner or (ii) in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Trustee as directed by the Registered Owner in writing or as otherwise directed in writing by the Registered Owner five Business Days prior to the time of payment with respect to Bonds accruing interest at a Flexible Rate or two Business Days prior to the Interest Payment Date with respect to Bonds accruing interest at Daily or Weekly Rates.

                      (v) Interest accrued during any Flexible Rate Period or due at the maturity or redemption of the Bonds shall be paid only upon presentation and surrender of Bonds.

     Section 2.08. Temporary Bonds. The Issuer may issue, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in authorized denominations, of substantially the tenor recited above. At the request of the Issuer, the Trustee shall authenticate definitive Bonds, which may be typewritten or printed, in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds. Temporary Bonds shall be numbered consecutively upward from TR-1.

     Section 2.09. Cancellation and Disposition of Surrendered Bonds. The Trustee shall cancel (a) all Bonds surrendered for transfer or exchange, for payment at maturity or for redemption, and (b) all Bonds purchased at the direction of the Company and surrendered to the Trustee for cancellation, and the Trustee shall dispose of such Bonds in accordance with the Trustee's document retention policies. The Trustee shall deliver to the Issuer a certificate of cancellation or disposition in respect of all Bonds cancelled or disposed of in accordance with this Section.

     Section 2.10. Acts of Registered Owners; Evidence of Ownership. Any action to be taken by Registered Owners may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Registered Owners in person or by an agent appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution or by any other method satisfactory to the Trustee. Any action by the Registered Owner of any Bond shall bind all future Registered Owners of the same Bond or of any Bond issued upon the exchange or registration of transfer thereof in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.

     Section 2.11. Book Entry System.

     (a) DTC will act as securities depository (the "Securities Depository") for the Bonds. The Bonds shall be initially issued in the form of a single fully registered Bond registered in the name of Cede & Co., as nominee for DTC. So long as Cede & Co. is the Registered Owner of the Bonds, as nominee of DTC, references herein to Registered Owners, Bondholders or holders of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds.

     (b) The interest of each of the beneficial owners of the Bonds will be recorded through the records of a DTC Participant. Transfers of beneficial ownership interests in the Bonds which are registered in the name of Cede & Co. will be accompanied by book entries made by DTC and, in turn, by the DTC Participants who act on behalf of the beneficial owners of the Bonds.

     (c) With respect to Bonds registered in the name of Cede & Co. as nominee of DTC, the Issuer, the Bond Registrar and the Trustee shall have no responsibility or obligation to any DTC Participant or to any person on behalf of whom such a DTC Participant holds an interest in the Bonds, except as provided in this Indenture. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the Bonds, (ii) the delivery to any DTC Participant or any other person, other than a Registered Owner, as shown on the Registration Books, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than a Registered Owner, as shown in the Registration Books of any amount with respect to principal of, premium, if any, Purchase Price or interest on, the Bonds.

     (d) Notwithstanding any other provisions of this Indenture to the contrary, the Issuer, the Bond Registrar and the Trustee shall be entitled to treat and consider the person in whose name each Bond is registered in the Registration Books as the absolute owner of such Bond for the purpose of payment of principal, premium, if any, Purchase Price, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of, premium, if any, Purchase Price, and interest on the Bonds only to or upon the order of the respective Registered Owners, as shown in the Registration Books as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to payment of principal of, premium, if any, Purchase Price, and interest on, the Bonds to the extent of the sum or sums so paid.

     (e) No person other than a Registered Owner, as shown in the Registration Books, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest, pursuant to this Indenture.

     (f) Any provision of this Indenture permitting or requiring the delivery of Bonds shall, while the book-entry system is in effect, be satisfied by the notation on the books of DTC or a DTC Participant, if applicable, of the transfer of the beneficial owner's interest in such Bond.

     (g) So long as the book-entry system is in effect, the Trustee and the Bond Registrar shall comply with the terms of the Letter of Representations.

     (h) DTC may determine to discontinue providing its service with respect to the Bonds at any time by giving written notice and all relevant information on the beneficial owners of the Bonds to the Issuer, the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. If there is no successor Securities Depository appointed by the Issuer, the Trustee shall authenticate and deliver Bonds to the beneficial owners thereof. The Issuer may determine not to continue participation in the system of book entry transfers through DTC (or a successor Securities Depository) at any time by giving reasonable written notice to DTC (or a successor Securities Depository) and the Trustee. In such event, the Issuer shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver the Bonds to the beneficial owners thereof.

     Section 2.12. Payments to Cede & Co.; Payments to Beneficial Owners.

     (a) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of, premium, if any, Purchase Price, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, pursuant to DTC's rules and procedures.

     (b) Payments by the DTC Participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with municipal securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Issuer, subject to any statutory and regulatory requirements as may be in effect from time to time.


                                  ARTICLE III

                            INTEREST RATES ON BONDS

     Section 3.01. Interest Rate. All Bonds shall accrue interest at Daily Rates on the date of original issuance and thereafter at Daily Rates unless and until the Rate Period for the Bonds is converted to a different Rate Period pursuant to Section 3.03. Notwithstanding anything to the contrary in this Article, in no event shall the cumulative amount of interest paid or payable on the Bonds exceed the "net interest cost" which will produce a "net effective interest rate" equal to the maximum rate permitted by Virginia law.

     Section 3.02. Determination of Interest Rates.

             (a)  Determination by Remarketing Agent.

                       (i) The Interest Rate shall be determined by the Remarketing Agent as the rate of interest which, in the judgment of the Remarketing Agent, would cause the Bonds to have a market value as of the date of determination equal to the principal amount thereof, taking into account prevailing market conditions; provided that so long as a Letter of Credit is in place, the interest rate borne by the Bonds shall not exceed the maximum interest rate with respect to the Bonds specified in the Letter of Credit. With respect to Flexible Rates, the Remarketing Agent shall determine the Flexible Rate and the Flexible Rate Period for each Bond at such rate and for such period as it deems advisable in order to minimize the net interest cost on the Bonds, taking into account prevailing market conditions.

                       (ii) In the event the Remarketing Agent fails for any reason to determine or notify the Trustee of the Interest Rate for any Interest Rate Period:

                              (A) The Interest Rate then in effect for Bonds
                       that accrue interest at Daily Rates will remain in effect from day to day until the Trustee is notified of a new Daily Rate determined by the Remarketing Agent.

                              (B) The Interest Rate then in effect for Bonds
                       that accrue interest at Weekly Rates will remain in effect from week to week until the Trustee is notified of a new Weekly Rate determined by the Remarketing Agent.

                              (C) The Interest Rate for any Bond that accrues
                       interest at Flexible Rates and for which a Flexible Rate and Flexible Rate Period is not determined shall be equal to the PSA Municipal Index and the Interest Rate Period for such Bond shall extend through the day preceding the next Business Day, until the Trustee is notified of a new Flexible Rate and Flexible Rate Period determined for such Bond by the Remarketing Agent.

                              (D) The Interest Rate then in effect for Bonds
                       that accrue interest at the Term Rate will be automatically converted to Flexible Rates with Flexible Rate Periods beginning on each Business Day and extending through the day preceding the next Business Day until the Trustee is notified of a new Flexible Rate and Flexible Rate Period determined for such Bond by the Remarketing Agent.

                       (iii) All determinations of Interest Rates pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee and the Owners of the Bonds to which such rates are applicable.

                       (iv) The Interest Rate in effect for Bonds during any
             Interest Rate Period shall be available to Owners between 1:00 p.m. and 5:00 p.m., New York City time on any Business Day, from the Remarketing Agent or the Trustee at their principal offices.

             (b) Flexible Rates. (i) The Flexible Rate Period for each Bond shall be of such duration, not exceeding 270 days, as may be offered by the Remarketing Agent and specified by the purchaser; provided that if a Letter of Credit is then in effect and such Letter of Credit provides less than 275 days' interest coverage, such period shall not be longer than a period equal to the maximum number of days' interest coverage provided by such Letter of Credit minus 5 days or the Trustee shall not authenticate any Bond for a Flexible Rate Period at a Flexible Rate providing an amount of interest which, when added to the aggregate interest to accrue on all outstanding Flexible Rate Bonds, would exceed the maximum amount available under the Letter of Credit for the payment of interest minus an amount equal to 5 days' maximum interest coverage on all Flexible Rate Bonds. Any Bond may accrue interest at a Flexible Rate for a Flexible Rate Period different from any other Bond. Each Flexible Rate Period shall commence on a Business Day and end on a day immediately preceding a Business Day. The Remarketing Agent shall offer and accept purchase commitments for the Bonds for such Flexible Rate Periods and at such Flexible Rates as it deems to be advisable in order to minimize the net interest cost on the Bonds taking into account prevailing market conditions; provided, however, that the foregoing shall not prohibit the Remarketing Agent from accepting purchase commitments for longer Flexible Rate Periods (and at higher Flexible Rates) than are otherwise available at the time of any remarketing if the Remarketing Agent determines that, taking into account prevailing market conditions, a lower net interest cost on the Bonds can be achieved over the longer Flexible Rate
Period. Notwithstanding the foregoing, no Flexible Rate Period may be established which exceeds 270 days (or such lower number as is permitted above) or, if the Remarketing Agent has given or received notice of any conversion to a Daily, Weekly or Term Rate Period, the remaining number of days prior to the Conversion Date, and if a Letter of Credit is then in effect, no Flexible Rate Period may be established which extends beyond the remaining term of such Letter of Credit minus 5 days.

                       (ii) Each Flexible Rate and Flexible Rate Period
             shall be determined not later than 1:00 p.m., New York City time, on the First Business Day of the Flexible Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by telephonic or Electronic notice by 1:00 p.m., New York City time, on that same day. The Trustee will deliver certificates for such Bonds to the Remarketing Agent not later than 2:15 p.m. New York City time on such Business Day against receipt therefor.

             (c) Daily Rates. A Daily Rate shall be established for each Daily Rate Period as follows:

                       (i) Daily Rate Periods shall commence on a Daily Rate Conversion Date which shall be a Business Day and thereafter, prior to the next Conversion Date, on each Business Day thereafter until the Rate Period for the Bonds is converted to another Rate Period and shall extend to, but not include, the next succeeding Business Day.

                       (ii) The Daily Rate for each Daily Rate Period shall be effective from and including the commencement date thereof and shall remain in effect to, but not including, the next succeeding Business Day. Each such Daily Rate shall be determined not later than 10:30 a.m., New York City time, on the first Business Day of the Daily Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by telephonic or Electronic notice by 1:00 p.m., New York City time, on that same day; provided that no notice need be given if the Daily Rate then in effect is to be the Daily Rate for the next Daily Rate Period.

             (d) Weekly Rates. A Weekly Rate shall be determined for each Weekly Rate Period as follows:


                     (i) Weekly Rate Periods shall commence on a Wednesday and end on Tuesday of the following week and each Weekly Rate Period shall be followed by another Weekly Rate Period until the Rate Period of the Bonds is converted to another Rate Period; provided that (A) in the case of a conversion to a Weekly Rate Period from a different Rate Period, the Weekly Rate Period shall commence on the Weekly Rate Conversion Date and shall end on Tuesday of the following week; and (B) in the case of a conversion from a Weekly Rate Period to a different Rate Period, the last Weekly Rate Period prior to conversion shall end on the last day immediately preceding the Conversion Date to the new Rate Period.

                     (ii) The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Weekly Rate shall be determined by the Remarketing Agent no later than 10:00 a.m., New York City time, on the commencement date of the Weekly Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by written, telephonic or Electronic notice by 12:00 Noon, New York City time, on such Business Day.

             (e) Term Rates. A Term Rate shall be determined for each Term Rate Period as follows:

                     (i) Term Rate Periods shall (A) commence on a Term Rate Conversion Date and subsequently on the first day of a calendar month which is an integral multiple of twelve (12) calendar months thereafter and (B) end on the day preceding either the commencement date of the following Term Rate Period or the Conversion Date on which a different Rate Period shall become effective or the maturity date of the Bonds; provided that if a Letter of Credit is then in effect, no Term Rate Period shall extend beyond the remaining term of such Letter of Credit minus 5 days. Each Term Rate Period shall be followed by another Term Rate Period of the same duration until the Rate Period of the Bonds is converted to another Rate Period or a Term Rate Period of a different duration or until maturity.

                     (ii) The Term Rate for each Term Rate Period shall be effective from and including the commencement date of such period and remain in effect through and including the last day thereof. Each such Term Rate shall be determined not later than 12:00 noon, New York City time, on the Business Day immediately preceding the commencement date of such period and provided to the Trustee and the Bank by the Remarketing Agent by written, telephonic or Electronic notice by the close of business on such Business Day.

     Section 3.03. Conversions Between Rate Periods. The Company may elect to convert the Bonds from one Rate Period to another as follows:

     (a)   Conversion Dates.

           (i) If the conversion is from Flexible Rate Periods, the Conversion Date must be a date on which interest is payable on all Bonds accruing interest at Flexible Rates.

           (ii) If the conversion is from a Daily or Weekly Rate Period, the Conversion Date must be an Interest Payment Date on which interest is payable for the Daily or Weekly Rate Period from which the conversion is made.

           (iii) If the conversion is from a Term Rate Period, the Conversion Date may be any date on which the Bonds are also subject to optional redemption pursuant to Section 9.01(a) hereof.

     (b) Notices by Company. The Company shall give notice of any proposed conversion to the Trustee, the Bank and the Remarketing Agent not fewer than 25 days before the proposed conversion from a Flexible, Daily or Weekly Rate Period and not fewer than 45 days before the proposed conversion from a Term Rate Period.

     (c) Notices by Trustee. The Trustee shall give notice by first class mail, of proposed conversion to the Registered Owners of bonds accruing interest at Flexible, Daily or Weekly Rates not less than 15 days before the proposed Conversion Date and to Registered Owners of Bonds accruing interest at a Term Rate not less than 30 days before the proposed Conversion Date. Such notice shall state:

           (i)   the proposed Conversion Date;

           (ii) that the Bonds will be subject to mandatory tender for purchase on the Conversion Date (except in the case of conversions between Daily and Weekly Rate Periods);

           (iii) the conditions, if any, to the conversion pursuant to subsection (d) below; and

           (iv) if the Bonds are in certificated form, information with respect to required delivery of Bond certificates and payment of the Purchase Price.

     (d) Conditions to Conversion. No conversion of Interest Rate Periods will become effective unless:

          (i) if the conversion is from Flexible Rate Periods, the Trustee has received, prior to the date on which notice of conversion is required to be given to Registered Owners, written confirmation from the Remarketing Agent that it has not established and will not establish any Flexible Rate Periods extending beyond the day before the Conversion Date;

          (ii) if the conversion is from Flexible, Daily or Weekly Rate Periods to a Term Rate Period, or from a Term Rate Period to a Flexible, Daily or Weekly Rate Period, the Trustee has been provided, no later than one day before the Conversion Date, with a Favorable Opinion of Bond Counsel with respect to the conversion; and

          (iii) if a Letter of Credit will be held by the Trustee after the Conversion Date, such Letter of Credit (A) will cover the principal of and interest (computed on the basis of a 365-day year, in the case of conversion to a Flexible, Daily or Weekly Rate Period, and on the basis of a 360-day year consisting of twelve 30-day months, in the case of conversion to a Term Rate Period) which will accrue on the Outstanding Bonds for the maximum permitted period between Interest Payment Dates for the proposed Interest Rate Period plus 5 days, and (B) in the case of conversion to a Term Rate Period, (i) extends for a period which shall not end on a date that is earlier than five days after the first date on which the Bonds can be called for optional redemption, and (ii) covers the premium, if any, which would be included in the Purchase Price upon mandatory purchase of the Bonds pursuant to Section 4.02(c) hereof if such Letter of Credit were not extended beyond the Expiration Date set forth therein.

          (iv) if a Letter of Credit is then in effect and the Purchase Price determined under Section 4.02(c) hereof payable on the Conversion Date includes any premium, the Trustee has received, prior to the date on which notice of conversion is required to be given to Registered Owners, written confirmation from the Bank that it can draw under the Letter of Credit on the proposed Conversion Date in an aggregate amount sufficient to cover such premium due upon mandatory purchase of the Bonds pursuant to Section 4.02(c) hereof.


                                   ARTICLE IV

                          TENDER AND PURCHASE OF BONDS

     Section 4.01. Optional Tenders for Purchase.

     (a) Purchase Dates. The Owners or Registered Owners of Bonds accruing interest at Daily, Weekly or Term Rates may elect to have their Bonds (or portions thereof in amounts equal to the lowest denomination then authorized pursuant to Section 2.02 hereof or whole multiples of such lowest denomination) purchased at the Purchase Price on the following purchase dates:

         (i) Bonds accruing interest at Daily Rates may be tendered for purchase at a Purchase Price payable in immediately available funds on any Business Day prior to conversion from a Daily Rate Period to a different Rate Period, upon personal, Electronic or telephonic notice of tender given to the Trustee, directly or through the Owner's DTC Participant, not later than 11:00 a.m., New York City time, on the purchase date.

         (ii) Bonds accruing interest at Weekly Rates may be tendered for purchase at a Purchase Price payable in immediately available funds on any Business Day prior to conversion from a Weekly Rate Period to a different Rate Period upon written or Electronic notice of tender to the Trustee, directly or through the Owner's DTC Participant, not later than 5:00 p.m., New York City time, on a Business Day not fewer than seven days prior to the purchase date.

         (iii) Bonds accruing interest at a Term Rate may be tendered for purchase on the commencement date of the succeeding Rate Period for such Bonds at a Purchase Price payable in clearinghouse funds upon written or Electronic notice of tender to the Trustee, directly or through the

     Owner's DTC Participant, not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than seven days prior to the purchase date.

     (b) Notice of Tender.  Each notice of tender:

         (i) shall, in the case of a written notice, be delivered to the Trustee at its principal office and be in form satisfactory to the Trustee;

         (ii) shall state, whether delivered personally, in writing, Electronically or by telephone (A) the principal amount of the Bond to which the notice relates, (B) that the Owner or Registered Owner irrevocably demands purchase of such Bond or a specified portion thereof in an amount equal to the lowest denomination then authorized pursuant to
     Section 2.02 hereof or a whole multiple of such lowest denomination, (C) the date on which such Bond or portion is to be purchased, (D) and payment instructions with respect to the Purchase Price; and

         (iii) shall automatically constitute, whether delivered personally, in writing, Electronically or by telephone (A) an irrevocable offer to sell the Bond (or portion thereof) to which the notice relates on the purchase date at a Purchase Price equal to the principal amount of such Bond (or portion thereof) plus, with respect to Bonds accruing interest at a Daily Rate or a Weekly Rate, any interest thereon accrued and unpaid as of the purchase date, (B) an irrevocable authorization and instruction to the Trustee to effect transfer of such Bond (or portion thereof) upon payment of the Purchase Price to the Trustee on the purchase date, (C) an irrevocable authorization and instruction to the Trustee to effect the exchange of the Bond to be purchased in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof to be purchased), and (D) an acknowledgment that such Owner or Registered Owner will have no further rights with respect to such Bond (or portion thereof) upon payment of the Purchase Price thereof to the Trustee on the purchase date, except for the right of such Owner or Registered Owner to receive such Purchase Price upon delivery of such Bond to the Trustee and that after the purchase date such Owner or Registered Owner will hold any undelivered certificate as agent for the Trustee. The determination of the Trustee as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Owner or Registered Owner.

     (c) Bonds to be Remarketed. Not later than 11:00 a.m., New York City time, on the Business Day immediately following the date of receipt of any notice of tender (or immediately upon such receipt, in the case of Bonds accruing interest at Daily Rates), the Trustee shall notify, by telephone, promptly confirmed in writing, the Company and the Remarketing Agent of the principal amount of Bonds (or portions thereof) to be purchased and the date of purchase.

     Section 4.02. Mandatory Tenders for Purchase.

     (a) Flexible Rate Bonds. Each Bond accruing interest at a Flexible Rate shall be subject to mandatory tender for purchase on the day after the last day of each Flexible Rate Period applicable to such Bond, at a Purchase Price equal to 100% of the principal amount thereof, plus interest accrued during such Flexible Rate Period. The Registered Owner of any Bond accruing interest at a Flexible Rate and tendered for purchase as provided in this Section 4.02(a) shall provide the Trustee with payment instructions for the Purchase Price of its Bond on or before tender thereof to the Trustee.

     (b) Conversions between Interest Rate Periods. Bonds to be converted from one Interest Rate Period to a different Interest Rate Period (except conversions from the Daily Rate to the Weekly Rate or from the Weekly Rate to the Daily Rate) or from a Term Rate Period to a Term Rate Period of different duration, are subject to mandatory tender for purchase on the Conversion Date at a Purchase Price equal to the principal amount thereof plus accrued interest; provided that the Purchase Price for Bonds converted from a Term Rate Period on a date when such Bonds are also subject to optional redemption at a premium shall include an amount equal to the premium that would be payable if such Bonds were redeemed on such date.

     (c) Prior to Expiration of Letter of Credit. The Bonds are subject to mandatory tender for purchase on the Interest Payment Date next preceding the Expiration Date of the Letter of Credit unless at least 45 days (or such shorter period as shall be acceptable to the Trustee) prior to such Interest Payment Date the Trustee has received notice that the Letter of Credit has been or will be extended or an Alternate Letter of Credit will be provided pursuant to Section 7.01, at a Purchase Price equal to the principal amount thereof plus accrued interest plus the premium, if any, which would be payable if the Bonds were redeemed on the mandatory tender date. The Trustee shall give notice of such mandatory tender for purchase to the Registered Owners of Bonds by first class mail, not less than 15 days before the mandatory tender date. If the Bonds are in certificated form, such notice shall include information with respect to required delivery of Bond certificates and payment of the Purchase Price.

     Section 4.03. Remarketing and Purchase.

     (a) Remarketing of Tendered Bonds. Unless otherwise instructed by the Company, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Bonds or portions thereof for which notice of tender has been received pursuant to Section 4.01(c) or which are subject to mandatory tender. While the Bonds are in book-entry only form, the Remarketing Agent will make payment of the Purchase Price for tendered Bonds in accordance with the procedures established by DTC. If the book-entry only system is not in effect, the terms of any sale by the Remarketing Agent shall provide for the payment of the Purchase Price for tendered Bonds by the Remarketing Agent to the Trustee (i) in immediately available funds at or before 3:00 p.m., New York City time, on the purchase date, in the case of Bonds accruing interest at Flexible Rates, (ii) in immediately available funds at or before 4:00 p.m., New York City time, on the purchase date, in the case of Bonds accruing interest at Daily Rates or Weekly Rates, and (iii) in clearinghouse funds at or before 12:00 noon, New York City time, on the purchase date, in the case of Bonds accruing interest at Term Rates. The Remarketing Agent shall not sell any Bond as to which a notice of conversion from one type of Rate Period to another has been given by the Trustee unless the Remarketing Agent has advised the Person to whom the sale is made of the conversion.

     (b) Purchase of Tendered Bonds.

         (i) Notice. At or before 3:00 p.m., New York City time, on the Business Day immediately preceding the date fixed for purchase of tendered Bonds (or 12:45 p.m., New York City time, on the purchase date in the case of Bonds accruing interest at Daily or Flexible Rates), the Remarketing Agent shall give notice by telephone, telegram, telecopy, telex, Electronically or by other similar communication to the Trustee of the principal amount of tendered Bonds which were remarketed and the amounts that will be transferred pursuant to Section 4.03(a). Not later than 4:00 p.m. (or 1:00 p.m., in the case of Bonds accruing interest at Daily or Flexible Rates), New York City time, on the date of receipt of such notice the Trustee shall give notice by telephone, telegram, telecopy, Electronically or by other similar communication to the Bank and the Company, specifying the principal amount of tendered Bonds as to which the Remarketing Agent has not found a purchaser at that time. At or before 3:00 p.m., New York City time, on the Business Day prior to the purchase date to the extent known to the Remarketing Agent, but in any event, no later than 11:00 a.m. (or 1:00 p.m., in the case of Bonds accruing interest at Daily, Weekly or Flexible Rates), New York City time, on the date fixed for purchase, (or two Business Days prior to the date fixed for purchase in the event tendered Bonds accrue interest at Term Rates), the Remarketing Agent shall give notice to the Trustee by telephone (promptly confirmed in writing or Electronically) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered to each purchaser and, if available, payment instructions for regularly scheduled interest payments, or of any changes in any such information previously communicated.

       (ii) Sources of Payments; Drawings on Letter of Credit. The Remarketing Agent shall cause to be paid to the Trustee on the date fixed for purchase of tendered Bonds, all amounts representing proceeds of the remarketing of such Bonds, such payments to be made in the manner and at the time specified in subsection 4.03(a) above. If such amounts will not be sufficient to pay the principal amount thereof plus the accrued and unpaid interest thereon (if any) to the purchase date, the Trustee shall by 1:15 p.m., New York City time, on the purchase date draw under the Letter of Credit, if any, then held by the Trustee in accordance with its terms in a manner so as to furnish immediately available funds by 3:00 p.m., New York City time on such purchase date, in an amount sufficient, together with the remarketing proceeds available for such purchase, to enable the Trustee to pay the purchase price of Bonds to be purchased on such purchase date. If no Letter of Credit is then held by the Trustee, the Company shall deliver or cause to be delivered to the Trustee (A) immediately available funds in an amount equal to such deficiency prior to 2:30 p.m., New York City time, on the date set for purchase of tendered Bonds accruing interest at Daily Rates and Weekly Rates (3:00 p.m., New York City time, in the case of Flexible Rate Bonds), and (B) clearinghouse funds in an amount equal to such deficiency prior to 12:15 p.m., New York City time, on the date set for purchase of tendered Bonds accruing interest at Term Rates (the obligation of the Company to deliver such moneys not being conditioned on receipt by the Company of the foregoing notice from the Trustee). All monies received by the Trustee as remarketing proceeds or from drawings on the Letter of Credit and additional amounts, if any, received from the Company shall be deposited by the Trustee in the appropriate account of the Bond Purchase Fund to be used solely for the payment of the Purchase Price of tendered Bonds and shall not be commingled with other funds held by the Trustee.

       (iii) Payments by the Trustee. At or before 3:00 p.m., New York City time, on the date set for purchase of tendered Bonds and upon receipt by the Trustee of 100% of the aggregate Purchase Price of the tendered Bonds, the Trustee shall pay or receipt the Purchase Price of such Bonds to the Registered Owners thereof. Such payments shall be made in immediately available funds (or by wire transfer), unless the Bonds to be purchased accrue interest at Term Rates, in which event such payments shall be made in clearinghouse funds. The Trustee shall apply in order (A) monies paid to it by the Remarketing Agent as proceeds of the remarketing of such Bonds by the Remarketing Agent (which monies shall not include any monies of the Issuer, the Company or any guarantors thereof), (B) proceeds of a drawing of the Letter of Credit, and (C) other monies made available by the Company. If sufficient funds are not available for the purchase of all tendered Bonds, no purchases shall be consummated, all as further set forth in Section 4.04 hereof.

       (iv) Registration and Delivery of Tendered or Purchased Bonds. On the date of purchase, the Trustee shall register and deliver (or hold) or cancel all Bonds purchased on any purchase date as follows: (A) Bonds purchased or remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent by 2:15 p.m., New York City time, in accordance with the instructions of the Remarketing Agent; (B) Bonds purchased with proceeds of a drawing on the Letter of Credit shall be held as Pledged Bonds in accordance with subparagraph (v) below; and (C) Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be held in trust by the Trustee on behalf of the Company and shall not be released from such trust unless the Trustee shall have received written instructions from the Company. Notwithstanding anything herein to the contrary, so long as the Bonds are held under the book-entry only system in accordance with Section 2.11 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the person indicated above will be effected on the registration books of DTC pursuant to its rules and procedures.

       (v) Pledged Bonds. Bonds purchased with proceeds of a drawing on the Letter of Credit pursuant to this Section shall constitute "Pledged Bonds" and shall be held by the Trustee as agent for the Bank as pledgee of the Company pursuant to the Reimbursement Agreement (and shall be shown as such on the registration books maintained by the Trustee) unless and until (1) the Trustee has written confirmation from the Bank to the extent contemplated by the terms of the Letter of Credit that the Letter of Credit has been reinstated with respect to such drawing and (2) the Bank has notified the Trustee by telephone (thereafter promptly confirmed in writing) that such Bonds have been released from the pledge pursuant to the Reimbursement Agreement and are no longer Pledged Bonds. Pending reinstatement of the Letter of Credit and release of such pledge as aforesaid, the Bank shall be entitled to receive all payments of principal of and interest on Pledged Bonds as pledgee of the Company and such Bonds shall not be transferable or deliverable to any party (including the Company) except the Bank pursuant to the Reimbursement Agreement. The Remarketing Agent shall, at the request of the Bank, continue to use its best efforts to arrange for the sale of any Pledged Bonds, subject to full reinstatement of the Letter of Credit with respect to the drawings with which such Bonds were purchased, at a price equal to the principal amount thereof plus accrued interest.

       Notwithstanding anything to the contrary in this subsection, if and for so long as the Bonds are to be registered in accordance with Section 2.11 hereof, the registration requirements under this subsection (v) shall be deemed satisfied if Pledged Bonds are (1) registered in the name of the Securities Depository or its nominee in accordance with Section 2.11 hereof, (2) credited on the books of the Securities Depository to the account of the Trustee (or its nominee) and (3) further credited on the books of the Trustee (or such nominee) to the account of the Bank (or its designee).

       (vi) Resale of Bonds Purchased by the Company. In the event that any Bonds are registered to the Company pursuant to subparagraph (iv) above to the extent requested by the Company, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds at a price equal to the principal amount thereof plus accrued interest.

       (vii) Delivery of Tendered Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered to the principal office of the Trustee at or before (A) 1:00 p.m., New York City time, on the purchase date in the case of Bonds accruing interest at Flexible or Daily Rates; (B) 12:00 noon, New York City time, on the purchase date in the case of Bonds accruing interest at Weekly Rates; or (C) 5:00 p.m., New York City time, on the second

     Business Day prior to the purchase date in the case of Bonds accruing interest at Term Rates, except for Bonds delivered by or on behalf of an Investment Company in accordance with Section 4.05 hereof which may be delivered by 3:00 p.m., New York City time, on the purchase date. If the Owner of any Bond (or portion thereof) in certificated form that is subject to optional or mandatory purchase pursuant to this Article fails to deliver such Bond to the Trustee for purchase on the purchase date, and if the Trustee is in receipt of the Purchase Price therefor, such Bond (or portion thereof) shall nevertheless be deemed purchased on the day fixed for purchase thereof and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in subsection (e)(iv) above. Any Owner who fails to deliver such Bond for purchase shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Bond to the Trustee. The Trustee shall, as to any tendered Bonds which have not been delivered to it
     (i) promptly notify the Remarketing Agent of such nondelivery and (ii) place a stop transfer against an appropriate amount of Bonds registered in the name of such Registered Owner(s) on the bond registration books. The Trustee shall place such stop(s) commencing with the lowest serial number Bond registered in the name of such Registered Owner(s) until stop transfers have been placed against an appropriate amount of Bonds until the appropriate tendered Bonds are delivered to the Trustee. Upon such delivery, the Trustee shall make any necessary adjustments to the bond registration books.

     Section 4.04. Inadequate Funds for Tenders. If the funds available for purchases of Bonds pursuant to this Article IV are inadequate for the purchase of all Bonds tendered on any purchase date, the Trustee shall, after any applicable grace period: (a) return all tendered Bonds to the Registered
Owners thereof; (b) return all moneys received for the purchase of such Bonds to the Persons providing such monies; and (c) notify the Issuer and the Remarketing Agent of the return of such Bonds and moneys and the failure to make payment for tendered Bonds.

     Section 4.05. Tenders by Investment Companies. The Owner of any Bond issued hereunder that is an Investment Company, or is holding Bonds on behalf of an Investment Company, may, at its option, notify the Remarketing Agent and the Trustee of such fact in writing and in such notice irrevocably elect to have its Bond(s) purchased on the next date on which such Bond(s) may be purchased pursuant to Section 4.01 hereof. Any notice delivered by an Investment Company with respect to its Bond(s) shall contain the information required under Section 4.01(b) hereof and shall be irrevocable with the same effect described in Section 4.01(b)(iii).

     Section 4.06. Bond Purchase Fund. There is hereby created with the Trustee a segregated trust fund to be designated the "Bond Purchase Fund". The Bond Purchase Fund shall consist of three sub-accounts to be designated respectively the "Remarketing Account", the "Letter of Credit Purchase Account" and the "Company Purchase Account".

     The Trustee shall deposit or cause to be deposited into the Remarketing Account, when and as received, all moneys delivered to the Trustee as and for the Purchase Price of remarketed Bonds by or on behalf of the Remarketing Agent. The Trustee shall disburse moneys from the Remarketing Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds.

     The Trustee shall deposit or cause to be deposited into the Letter of Credit Purchase Account, when and as received, all proceeds from a drawing on the Letter of Credit pursuant to Section 4.03(b). The Trustee shall disburse moneys from the Letter of Credit Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds; provided that such proceeds shall not be applied to purchase Pledged Bonds or Company Bonds.

     The Trustee shall deposit or cause to be deposited into the Company Purchase Account, when and as received, all moneys delivered to the Trustee by or for the account of the Company pursuant to the Agreement. The Trustee shall disburse moneys from the Company Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase by or on behalf of the Company upon surrender of such Bonds or to reimburse the Bank for drawing under the Letter of Credit for such purpose.

     The funds held by the Trustee in the Bond Purchase Fund shall not be considered Pledged Revenues as that term is defined herein and shall not constitute part of the trust estate which is subject to the lien of this Indenture. The moneys in the Bond Purchase Fund shall be used solely to pay the Purchase Price of Bonds as aforesaid (or to reimburse the Bank for drawings under the Letter of Credit for such purpose) and may not be used for any other purposes. It shall be the duty of the Trustee to hold the moneys in the Bond Purchase Fund, without liability for interest thereon, for the benefit of the Registered Owners of Bonds which have been properly tendered for purchase or deemed tendered on the purchase date, and if sufficient funds to pay the Purchase Price for such tendered Bonds shall be held by the Trustee in the Bond Purchase Fund for the benefit of the Registered Owners thereof, each such Registered Owner shall thereafter be restricted exclusively to the Bond Purchase Fund for any claim of whatever nature on such Registered Owner's part under this Indenture or on, or with respect to, such tendered Bond. The provisions of Section 6.03 hereof shall govern any funds held in the Bond Purchase Fund for such Registered Owners of the Bonds which remain unclaimed for a period of two years after the applicable purchase date.


                                   ARTICLE V

                            DEPOSIT OF BOND PROCEEDS

     Section 5.01. Deposit of Proceeds of Bonds. The initial proceeds of the Bonds and the other amounts delivered to the Trustee pursuant to Section 2.01 hereof shall be deposited by the Trustee as follows:

             (a) in the Debt Service Fund, established pursuant to Section 6.01 hereof, a sum equal to the accrued interest, if any, paid by the initial purchasers of the Bonds, and

             (b) in a separate escrow account established outside of this Indenture with PNC Bank, N.A. in accordance with the escrow agreement dated the Issue Date (the "Escrow Agreement") between PNC Bank, N.A. and the Company, the balance of the proceeds received from the initial purchasers of the Bonds (such proceeds to be used in connection with the redemption of the 1987 Bonds on or before November 13, 1997).

                                   ARTICLE VI

                       DEBT SERVICE FUND AND REBATE FUND

     Section 6.01. Establishment of Certain Funds and Accounts. The Issuer hereby establishes with the Trustee the Debt Service Fund, within which there is hereby established a Company Debt Service Account and a Letter of Credit Debt Service Account and the Rebate Fund.

     Section 6.02. Debt Service Fund. The Trustee shall maintain the Debt Service Fund as follows:

             (a) The Trustee shall deposit into the Company Debt Service Account all amounts received by the Trustee or for the account of the Company pursuant to Section 5.01(a) hereof and all Debt Service Payments received pursuant to the Agreement.

             (b) The Trustee shall deposit into the Letter of Credit Debt Service Account all moneys received by the Trustee from drawings under the Letter of Credit to pay principal of, premium, if any, on and interest on the Bonds.

             (c) Moneys in the Letter of Credit Debt Service Account shall be applied to the payment when due of principal of, premium, if any, on and interest on the Bonds (other than Pledged Bonds or Company Bonds).

             (d) Moneys in the Company Debt Service Account shall be applied to the following in the order of priority indicated:

                   (1) the reimbursement of the Bank when due for moneys drawn under the Letter of Credit and deposited in the Letter of Credit Debt Service Account for payment of principal of, premium, if any, on and interest on the Bonds;

                   (2) when insufficient moneys have been received under the
             Letter of Credit for application pursuant to Subsection 6.02(c), the payment when due of principal of, premium, if any, on and interest on the Bonds, other than Company Bonds or Pledged Bonds;

                   (3) the payment when due of principal of, premium, if any, on and interest on Pledged Bonds; and

                   (4) the payment when due of principal of, premium, if any, on and interest on Company Bonds, provided that if the Trustee shall have received written notice from the Bank that any amounts are due and owing to the Bank under the Reimbursement Agreement, such payments shall be made to the Bank for the account of the Company.

             (e) By 12:00 noon on the Business day immediately preceding each Interest Payment Date, each redemption date and the maturity date of the Bonds, the Trustee shall present the requisite draft and certificate for a drawing on the letter of Credit so as to comply with the provisions of the Letter of Credit for payment to be made in sufficient time for the Trustee to receive the proceeds of such drawing at or before 10:00 a.m. on such Interest Payment Date, redemption date or maturity date, as the case may be, to pay principal of, premium, if any, on and interest on the Bonds due on such date. In addition, the Trustee shall draw on the Letter of Credit pursuant to its terms in accordance with and in order to satisfy the requirements of
     Section 11.02(b). By 5:00 p.m. on each date it presents the requisite documents for a drawing on the Letter of Credit, the Trustee shall give notice to the Company by telephone, promptly confirmed in writing, of the amount so drawn. The Trustee shall promptly notify the Company by oral or telephonic communication confirmed in writing if the Bank fails to transfer funds in accordance with the Letter of Credit upon the presentment of the requisite draft and certificate. In calculating the amount to be drawn on the Letter of Credit for the payment of principal of and interest on the Bonds, whether on an Interest Payment Date, at maturity or upon redemption or acceleration, the Trustee shall not take into account the potential receipt of funds from the Company under the Agreement on such Interest Payment Date, or the existence of any other moneys in the Bond Fund, but shall draw on the Letter of Credit for the full amount of principal and interest coming due on the Bonds.

     Section 6.03. Return of Monies from Non-Delivery of Bonds. In the event any Bond shall not be delivered for payment when the principal thereof becomes due, either at maturity, at the date fixed for redemption thereof, or otherwise, and is not thereafter delivered for payment, or if interest thereon is unclaimed, any funds which shall be held for such purpose by the Trustee and which remain unclaimed by the Registered Owner of the Bond for a period of two years after such due date thereof, shall, upon request in writing by the Company, and subject to applicable unclaimed property or similar laws of the State, be paid to the Company for the benefit of the Registered Owner thereof free of any trust or lien and thereafter the Registered Owner of such Bond shall look only to the Company for payment without any interest thereon, and the Trustee shall not have any further responsibility with respect to such moneys. In addition, if at any time after there are no longer any Bonds Outstanding the Trustee determines that the amounts on deposit in the Funds and accounts created under this Indenture are in excess of the amounts necessary to pay the Bond Obligations, the Trustee shall pay such excess to the Bank, to the extent of any amount certified by the Bank as due from the Company under the Reimbursement Agreement, and then to the Company as an overpayment of the Debt Service Payments free of any trust or lien.

     Section 6.04. Rebate Fund; Covenants Regarding Rebate.

     (a) Upon written notice from the Company, the Trustee shall establish a Rebate Fund in accordance with the provisions of this Section 6.04. Such Fund shall be for the sole benefit of the United States of America and shall not be subject to the claim of any other Person, including without limitation the Registered Owners. The Rebate Fund is established for the purpose of complying with Section 148 of the Code and the Regulations promulgated pursuant thereto. The money deposited in the Rebate Fund, together with all investments thereof and investment income therefrom, shall be held in trust and applied solely as provided in this Section. The Rebate Fund is not a portion of the Trust Estate and is not subject to the lien of this Indenture.

     (b) At the close of each Bond Year, the Company, or its agent, shall compute the amount of "Excess Earnings," if any, for the period beginning on the Issue Date and ending at the close of such Bond Year, transmit a copy of such computation to the Trustee, and pay to the Trustee for deposit to the Rebate Fund an amount equal to the difference, if any, between the amount then in the Rebate Fund and the "Excess Earnings" so computed. If, at the close of any Bond Year, the amount in the Rebate Fund exceeds the amount that would be required to be paid to the United States of America under paragraph (d) below if the Bonds had been paid in full, such excess may be transferred from the Rebate Fund and paid to the Company to be used for such purposes for which, or to be redeposited to such fund from which, such amounts were originally intended.

     (c)  In general, "Excess Earnings" for any period of time means the sum of

              (i)  the excess of --

                        (A) the aggregate amount earned during such period of time on all Nonpurpose Investments (including gains on the disposition of such obligations) in which Gross Proceeds of the Bonds are invested (other than amounts attributable to an excess described in this subparagraph (c)(i)), over

                        (B) the amount that would have been earned during such period of time if the Yield on such Nonpurpose Investments (other than amounts attributable to an excess described in this subparagraph (c)(i)) had been equal to the Yield on the Bonds, plus

              (ii) any income during such period of time attributable to the excess described in subparagraph (c)(i) above.

     (d) The Trustee shall pay to the United States of America at least once every five years an amount, as determined by the Company and provided in writing to the Trustee, that ensures that at least 90 percent of the Excess Earnings from the Issue Date to the close of the period for which the payment is being made will have been paid. The Trustee shall pay to the United States of America not later than 60 days after the Bonds have been paid in full 100 percent of the amount, as determined by the Company and provided in writing to the Trustee, then required to be paid under Section 148(f) of the Code as a result of Excess Earnings. The Company shall provide to the Trustee any completed Internal Revenue Service form that must accompany each payment to the United States of America.

     (e) The amounts to be computed, paid, deposited or disbursed under this section shall be determined by the Company acting on behalf of the Issuer within ten days after each successive anniversary date of the Issue Date of each issue or series of Bonds. By such date, the Company shall also notify, in writing, the Trustee and the Issuer of the determinations the Company has made and the payment to be made pursuant to the provisions of this section. Upon written request of any Registered Owner of Bonds, the Company shall furnish to such Registered Owner of Bonds a certificate (supported by reasonable documentation, which may include calculation by Bond Counsel or by some other service organization) showing compliance with this section and other applicable provisions of Section 148 of the Code.

     (f) Notwithstanding anything contained herein to the contrary, the provisions of this section shall not apply to the Trustee, the Issuer or the Company if (i) within 180 days from the Issue Date, all Gross Proceeds are expended to finance the Project or (ii) the proceeds of the Bonds including any investment earnings thereon, have been applied in a manner which, in the written opinion of Bond Counsel delivered to the Trustee, will not adversely affect the tax-exempt status of interest on the Bonds.

     (g) The Trustee shall maintain a record of the periodic determinations by the Company of the tentative Rebate Amount for a period beginning on the first anniversary date of the Issue Date and ending on the date six years after the final retirement of the Bonds. Such records provided by the Company shall state each such anniversary date and summarize the manner in which the tentative Rebate Amount, if any, was determined. This provision shall not be applicable if the Gross Proceeds are expended within 180 days of the Issue Date of the applicable series or issue of Bonds.

     (h) If the Trustee shall declare the principal of the Bonds and the interest accrued thereon immediately due and payable as the result of an Event of Default specified in this Indenture, or if the Bonds are optionally or mandatorily prepaid or redeemed prior to maturity as a whole in accordance with their terms, any amount remaining in any of the funds shall be transferred to the Rebate Fund to the extent that the amount therein is less than the tentative Rebate Amount computed by the Company as of the date of such acceleration or redemption, and the balance of such amount shall be used immediately by the Trustee for the purpose of paying principal of, premium, if any, and interest on the Bonds when due. In furtherance of such intention, the Issuer hereby authorizes and directs its officers and commissioners to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code and which are requested by either the Company or the Trustee, as are consistent with the purpose for the issuance of the Bonds.

     (i) If the Company fails to provide any of the information, certifications, calculations or moneys to the Trustee as required in this
Section 6.04, neither the Trustee nor the Issuer shall have any obligation to, and shall not, make any calculation required hereunder.

     Section 6.05. Intentionally Omitted.

     Section 6.06. Moneys to be Held for All Registered Owners, With Certain Exceptions. Until applied as herein provided, moneys and investments held in all Funds and accounts established hereunder (other than funds held in the Bond Purchase Fund and the Rebate Fund) shall be held in trust for the benefit of the Registered Owners of all Outstanding Bonds, except that on and after the date on which the interest on or principal or redemption price of any particular Bond or Bonds is due and payable from the Debt Service Fund, the unexpended balance of the amount deposited or reserved in such Fund for the making of such payments shall, to the extent necessary therefor, be held for the benefit of the Registered Owner or Registered Owners entitled thereto.

     Section 6.07. Additional Accounts and Subaccounts. At the written request of the Company, the Trustee shall establish and maintain additional accounts within the Funds or subaccounts within the accounts established hereunder as the Company may reasonably request; provided that (a) in each case, the written request of the Company shall set forth in reasonable detail the sources of deposits into and disbursements from the account or subaccount to be established, (b) in each case, the sources of deposits into and disbursements from the account or subaccount to be established shall be limited to the sources of deposits permitted or required under this Indenture to be made into and the disbursements permitted or required to be made from the fund or account within which it is to be established, and (c) each additional account or subaccount established hereunder shall be held in trust for the benefit of the Registered Owners of all Outstanding Bonds, except as provided in Section 6.06 hereof.


                                  ARTICLE VII

                                LETTER OF CREDIT

     Section 7.01. Extension or Replacement in Anticipation of Expiration. At least 45 days (or such shorter period as shall be acceptable to the Trustee) prior to the Interest Payment Date next preceding the Expiration Date of the current Letter of Credit, the Company may provide for the delivery to the Trustee of (1) an amendment to the Letter of Credit which extends the Expiration Date to a date that is not earlier than one year from its then current Expiration Date (provided, however, that notwithstanding anything herein to the contrary, the Letter of Credit initially delivered under this Indenture may be extended, in the manner otherwise provided for herein, for successive periods of not less than 90 days) or (2) an Alternate Letter of Credit issued by a national banking association, a bank, a trust company or other financial institution or credit provider, which shall have terms which are the same in all material respects (except Expiration Date and except any changes pursuant to this Indenture with respect to interest or premium coverage in connection with a concurrent interest rate reset or conversion) as the current Letter of Credit and which shall have an Expiration Date that is not earlier than one year from the Expiration Date of the Letter of Credit then in effect. The institution issuing the Alternate Letter of Credit must be such as to maintain a rating on the Bonds equal to or higher than the then current rating on the Bonds given by the Rating Service, and the Trustee shall have received, on or before the date of delivery of the Alternate Letter of Credit, written notice from the Rating Service that the issuance of the Alternate Letter of Credit and substitution thereof for the then current Letter of Credit will result in a rating on the Bonds equal to or higher than the then current rating on the Bonds. The Trustee shall not accept an Alternate Letter of Credit under this Section unless there shall have been delivered to the Trustee (1) a written notice from the Rating Service as provided in the immediately preceding sentence, (2) an opinion of counsel to the Bank satisfactory to the Trustee with respect to the validity, binding effect and enforceability of such Alternate Letter of Credit and (3) an opinion of Bond Counsel to the effect that such action will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes. If the Letter of Credit is so extended or if an Alternate Letter of Credit complying with the requirements of this Section is so provided, the mandatory tender for purchase pursuant to clause (c) of Section 4.02, shall not occur. Unless all of the conditions of this Section which are required to be met 45 days (or such shorter period as shall be acceptable to the Trustee) preceding the Interest Payment Date next preceding the Expiration Date of the Letter of Credit have been satisfied, the Trustee shall take all action necessary to call the Bonds for mandatory tender for purchase pursuant to clause (c) of Section
4.02 on the Interest Payment Date next preceding such Expiration Date; provided that if the Company shall have notified the Trustee in writing that it expects to meet all the conditions for the delivery of an amendment extending the existing Letter of Credit, or the delivery of an Alternate Letter of Credit from a bank identified in such notice, meeting all of the requirements of this Section on or before the Interest Payment Date next preceding the Expiration Date of the existing Letter of Credit, then the notice of mandatory tender for purchase pursuant to the clause (c) of Section 4.02 shall state that it is subject to rescission, and the Trustee shall rescind such notice, if such conditions are so met (in which case such mandatory purchase shall not occur). The provisions of this Section with respect to the substitution of an Alternate Letter of Credit in the event that the Expiration Date of the Letter of Credit is not extended shall apply equally to the substitution of another Alternate Letter of Credit in the event that the Expiration Date of an existing Alternate Letter of Credit is not extended.

     Section 7.02. Other Replacement. The delivery of an Alternate Letter of Credit in anticipation of the expiration of current Letter of Credit shall be governed by Section 7.01. Otherwise, if at any time, when the Bonds are subject to optional purchase pursuant to Section 4.01, the Company shall provide for the delivery to the Trustee of (1) an Alternative Letter of Credit which shall have terms which are the same in all material respects (except as to Expiration Date and except any changes pursuant to this Indenture with respect to interest or premium coverage in connection with a concurrent interest rate reset or conversion) as the current Letter of Credit, which shall have an Expiration Date that is not less than one year from the date of its delivery and not sooner than the Expiration Date of the current Letter of Credit then in effect and which shall be issued by a national banking association, a bank, a trust company or other financial institution or credit provider, (2) an opinion of counsel to the Bank satisfactory to the Trustee with respect to the validity, binding effect and enforceability of such Alternate Letter of Credit, and (3) an opinion of Bond Counsel to the effect that such action will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes, and if the requirements set forth in this Section are met, then the Trustee shall accept such Alternate Letter of Credit and promptly surrender for cancellation the previously held Letter of Credit to the issuer thereof in accordance with the terms of such Letter of Credit. The institution issuing the Alternate Letter of Credit must be such as to maintain a rating on the Bonds equal to or higher than the then current rating on the Bonds given by the Rating Service. The replacement of the Letter of Credit by the Alternate Letter of Credit must not, by itself, adversely affect the current rating or ratings on the Bonds, and the absence of such an adverse effect shall be evidenced in writing by the Rating Service to the Trustee at or prior to such replacement.

     Section 7.03. Notice to Holders. The Trustee shall give notice to the Registered Owners, in the name of the Issuer, of the proposed replacement of the current Letter of Credit with an Alternate Letter of Credit, by first class mail, postage prepaid, not less than 30 days prior to the interest Payment Date next preceding the proposed replacement date.

     Section 7.04. Reduction. In each case that Bonds are redeemed or deemed to have been paid pursuant to Article XVI, the Trustee shall take such action as may be permitted under the Letter of Credit to reduce the amount available thereunder to an amount equal to the principal amount of the outstanding Bonds, plus interest for the maximum period between Interest Payment Dates plus 15 days; provided that such action by the Trustee shall not be required if the Letter of Credit so reduces automatically pursuant to its terms. Upon reduction of the amount available under the Letter of Credit pursuant to the terms of the Letter of Credit and this Section as a result of redemption of Bonds, the Bank shall have the right, at its option, to require the Trustee to promptly surrender the outstanding Letter of Credit to the Bank and to accept in substitution therefor a substitute Letter of Credit in the same form, dated the date of such substitution, for an amount equal to the amount available under the Letter of Credit as so reduced, but otherwise having terms identical to the then outstanding Letter of Credit.

     Section 7.05. Other Credit Enhancement; No Credit Enhancement. After a mandatory purchase of the Bonds pursuant to clause (c) of Section 4.02, nothing in this Article VII shall limit the Company's right to provide other credit enhancement (such as a letter of credit not meeting the requirement of this Article VII or bond insurance) or no credit enhancement as security for the Bonds; provided that any such credit enhancement shall have administrative provisions reasonably satisfactory to the Trustee and the Company shall have furnished to the Trustee with respect thereto an opinion of Bond Counsel to the effect such action will not adversely effect the exclusion from gross income of interest on the Bonds for federal income tax purposes.


                                  ARTICLE VIII

                                  INVESTMENTS

     Section 8.01. Investment of Funds.    (a)  Pending disbursement of the
amounts on deposit in any Fund, the Trustee is hereby directed to invest and reinvest such amounts (other than amounts held pursuant to Section 6.03 and amounts held in the Bond Purchase Fund or in the Letter of Credit Debt Service Account, which shall be held uninvested) in Investment Securities promptly upon receipt of, and, subject to the limitations set forth in this Article, in accordance with, the written instructions of the Company executed by an Authorized Company Representative, which instructions shall specify particular investments and shall certify that such investments constitute Investment Securities. All such investments shall be credited to the Fund from which the money used to acquire such investments shall have come, and all income and profits on such investments shall be credited to, and all losses thereon shall be charged against, such Fund. As amounts invested are needed for disbursement from any Fund, the Trustee on receipt of written instruction from the Company shall cause a sufficient amount of the investments credited to that Fund to be redeemed or sold and converted into cash to the credit of that Fund. The Trustee shall not be liable or responsible for any loss resulting from any such investment or reinvestment as herein authorized or for its inability, after reasonable effort and within a reasonable time, to make such investment or reinvestment; except that the Trustee shall be liable for any loss resulting from its willful or negligent failure, within a reasonable time after receiving the direction from the Company to make any investment or reinvestment in the manner provided for herein at the Company's direction.

     (b) Any investment made in accordance with this Indenture may (i) be executed by the Trustee or the Issuer with or through the Trustee or its affiliates, and (ii) be made in securities of any entity for which the Trustee or any of its affiliates serves as distributor, advisor or other service provider. If the Company does not give directions as to investment of money held by the Trustee, or if an Event of Default has occurred and is continuing hereunder, the Trustee shall make such investments in Investment Securities as are permitted under applicable law and as it deems advisable. The Trustee shall be permitted to charge to the Company its standard fees and all expenses in connection with any services performed in accordance with this Section 8.01.

     (c) The Company by its execution of the Agreement covenants to restrict the investment of money in the Funds created under this Indenture in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time the Bonds are delivered to their original purchasers, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code and the Regulations, and the Trustee hereby agrees to comply with the Company's written instructions executed by an Authorized Company Representative with respect to the investment of money in the Funds created under this Indenture. It is expressly provided that, because investments hereunder are to be made by the Trustee pursuant to instructions of the Company, the Trustee shall have no liability with respect thereto if, as a result of an investment made pursuant to such instructions, the Bonds become "arbitrage bonds" within the meaning of Section 148 of the Code.

     Section 8.02. Covenants Regarding Tax Exemption. The Issuer covenants to refrain from taking any action which would adversely affect, and to take such action as is reasonable and available and within its control to ensure, the treatment of the Bonds as obligations described in Section 103 of the Code (or
Section 1312 of the Tax Reform Act of 1986), the interest on which is not includable in the "gross income" of the holder (other than the income of a "substantial user" of the Project or a "related person" within the meaning of
Section 147(a) of the Code) for purposes of federal income taxation. In particular, but not by way of limitation thereof, the Issuer, based solely upon representations and covenants of the Company, covenants as follows:

             (a) to refrain from taking any action that would result in the Bonds being "federally guaranteed" within the meaning of Section 149(b) of the Code;

             (b) to refrain from using any portion of the proceeds of the Bonds, directly or indirectly, to acquire investment property or to replace funds which were used, directly or indirectly, to acquire investment property (as defined in Section 148(b)(2) of the Code) which produces a yield over the term of the Bonds that is materially higher (as defined in the Regulations) than the yield on the Bonds, other than investment property acquired with --

                  (1) proceeds of the Bonds invested for a reasonable temporary period of three years of less, or until such proceeds are needed for the purpose for which the Bonds are issued,

                  (2) amounts invested in a bona fide debt service fund, within the meaning of Section 1.103-13(b)(12) of the Treasury Regulations, and

                  (3) amounts deposited in any reasonably required reserve or replacement fund to the extent such amounts do not exceed ten percent of the proceeds of the Bonds and to the extent that at no time during any Bond Year will the aggregate amount so invested exceed 150 percent of debt service on the Bonds for such year;

             (c) to otherwise restrict the use of proceeds of the Bonds or amounts treated as proceeds of the Bonds, as may be necessary, to satisfy the requirements of Section 148 of the Code (relating to arbitrage);

             (d) to use no more than two percent of the proceeds from the sale of the Bonds for the payment of Costs of Issuance; and

             (e) to use no portion of the proceeds of the Bonds to provide any airplane, skybox or other private luxury box, health club facility, facility to be used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

It is the understanding of the Issuer and the Trustee that the covenants contained herein are intended to assure compliance with the Code and any regulations or rulings promulgated by the U.S. Department of the Treasury pursuant thereto. In the event that regulations or rulings are hereafter promulgated which modify or expand provisions of the Code, as applicable to the Bonds, the Issuer will not be required to comply with any covenant contained herein to the extent that such modification or expansion, in the opinion of Bond Counsel, will cause noncompliance with such covenant to not adversely affect the exemption from federal income taxation of interest on the Bonds under the Code. In the event that regulations or rulings are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the Issuer agrees to comply with the additional requirements to the extent necessary, in the opinion of Bond Counsel, to preserve the exemption from federal income taxation of interest on the Bonds under Section 103 of the Code.

     It is expressly provided that, because investments hereunder are to be made by the Trustee pursuant to instructions of the Company, the Issuer shall have no liability with respect thereto if, as a result of an investment made pursuant to such instructions, the Bonds become "arbitrage bonds" within the meaning of Section 148 of the Code. Furthermore, it is expressly provided that, because the Company will instruct the Trustee as to the disposition of the gross proceeds of the Bonds and moneys in the Project Fund and the Rebate Fund, neither the Trustee nor the Issuer shall have any liability with respect thereto if, as a result of dispositions made pursuant to such instructions, or not made due to a lack of such instructions, there is a breach of the Issuer's covenants contained herein.

                                   ARTICLE IX

                              REDEMPTION OF BONDS

     Section 9.01. Bonds Subject to Redemption. The Bonds shall be subject to redemption prior to maturity as set forth below:

             (a) Optional Redemption. The Bonds shall be subject to optional redemption, in whole or in part, and if in part at the lowest authorized denomination or any whole multiple thereof, at the direction of the Company, from funds available for such purpose in the Debt Service Fund, as follows:

                   (i) If the Bonds accrue interest at Flexible, Daily or Weekly Rates, the Bonds shall be subject to Optional Redemption on any Interest Payment Date at an Optional Redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date.

                   (ii) If the Bonds accrue interest at a Term Rate, the Bonds shall be subject to Optional Redemption (i) at any time on and after the dates and at the Optional Redemption prices set forth below, together with accrued interest, if any, to the redemption date and (ii) on the day after the end of each Term Rate Period at the redemption price of 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date:


                                    Commencement of Redemption
Length of Term Rate Period                  Period                       Redemption Price
--------------------------------    --------------------------    -------------------------------
Greater than or equal to           Tenth anniversary of the       102%, declining by 0.5% on
                                   commencement of Term Rate      each succeeding anniversary of
                                   Period                         the first day of the redemption
                                                                  period until reaching 100% and
                                                                  thereafter at 100%

Less than 15 years and greater
than or equal to 5 years           Eighth anniversary of the      101.5%, declining by 0.5% on each
                                   commencement of Term Rate      succeeding anniversary of the first
                                   Period                         day of the redemption period until
                                                                  reaching 100% and thereafter at 100%

Less than 10 years and greater
than or equal to 5 years           Fifth anniversary of the       101%, declining by 0.5% on each
                                   commencement of Term Rate      succeeding anniversary of the first
                                   Period                         day of the redemption period until
                                                                  reaching 100% and thereafter at 100%


Less than 5 years                  Bonds not subject to
                                   optional redemption
                                   until commencement

     The optional redemption dates and redemption prices set forth above may be changed by a supplemental indenture approved by the Company and the Issuer and filed with the Trustee, provided that any such supplemental indenture shall be accompanied by a Favorable Opinion of Bond Counsel.

     If a Letter of Credit is then in effect and the redemption price includes any premium, the right of the Company to direct an optional redemption is subject to the condition that the Trustee has received, prior to the date on which notice of redemption is required to be given to Registered Owners, written confirmation from the Bank that it can draw under the Letter of Credit on the proposed redemption date in an aggregate amount sufficient to cover the principal of and premium and interest due on the redemption date.

              (b) Special Mandatory Redemption.

              The Bonds shall be subject to special mandatory redemption prior to maturity on a date selected by the Company not later than 180 days after the occurrence of a Determination of Taxability at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. Any such special mandatory redemption shall be in whole unless it is finally determined as evidenced by an opinion of Bond Counsel delivered to and addressed to the Trustee that the interest on an amount less than all the Bonds (which amount shall be set forth in such opinion) is so includable in the gross income of Owners, in which case only such amount need be redeemed.

              If the Trustee receives written notice from any Owner or Registered Owner stating that (i) the Owner or Registered Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Owner or Registered Owner for the reasons stated in the definition of "Determination of Taxability" set forth herein or any other proceeding has been instituted against such Owner or Registered Owner which may lead to a Final Determination as described in the aforesaid definition, and (ii) such Owner or Registered Owner will afford the Company the opportunity to contest the same, either directly or in the name of the Owner or Registered Owner, and until a conclusion of any appellate review, if sought, then the Trustee shall promptly give notice thereof to the Company and the Issuer and to the Owner or Registered Owners of Bonds then Outstanding. If a Final Determination thereafter occurs, the Trustee shall make demand for prepayment of the unpaid Debt Service Payments or necessary portions thereof from the Company and give notice of the special mandatory redemption of the appropriate amount of Bonds on the date selected by the Company within the required period of 180 days. In taking any action or making any determination under this Section 9.01(b), the Trustee may rely on an opinion of counsel.

              (c) Extraordinary Optional Redemption.

              The Bonds will be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole or in part, at a redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date on any date within one year of the occurrence of any of the following events:

                  (a) The Plant shall have been damaged or destroyed to such extent that, in the opinion of the Company, (i) normal operations at the Plant are prevented or are likely to be prevented for a period of four consecutive months, or (ii) the restoration of the Plant is not economically feasible.

                      (b) Title to, or the temporary use of, all or substantial
             all of the Plant shall have been under the exercise of the power of eminent domain by any governmental authority or person, firm or corporation acting under governmental authority which, in the opinion of the Company, is likely to result in normal operations at the Plant being prevented for a period of four consecutive months.

                      (c) Changes, which the Company cannot reasonably control
             or overcome, in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Plant shall have occurred, or technological or other changes shall have occurred which, in the opinion of the Company, render uneconomic the continued design, acquisition, construction, installation or operation of the Plant.

                      (d) Any court or administrative body shall enter a
             judgment, order or decree requiring cessation of all or any substantial part of operations at the Plant, to such an extent that, in the opinion of the Company, normal operations at the Plant are likely to be prevented for a period of four consecutive months.

                      (e) As a result of any changes in the Virginia
             Constitution or the Constitution of the United States of America or as a result of legislation or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties, or shall have been declared to be unlawful, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Company, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement.

     Section 9.02. Selection of Bonds for Redemption. In the event that fewer than all Bonds subject to redemption are to be redeemed, Bonds shall be selected for redemption in the following manner provided that the Bonds that remain outstanding shall be in authorized denominations:

             (a) In the case of any Optional, Extraordinary Optional or Special Mandatory Redemption, Bonds shall be selected for redemption (i) by DTC, in accordance with its rules and procedures, so long as DTC or its nominee is the sole Registered Owner of the Bonds, or (ii) by the Trustee by lot, first, from Bonds subject to such redemption (other than Bonds owned of record by the Company), and, second, from Bonds subject to such redemption owned of record by the Company.

             (b) In the case of Bonds of varying denominations, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the face amount thereof by the smallest authorized denomination.

     Section 9.03. Notice of Redemption. (a) The Company shall deliver notice to the Trustee and the Bank of its intention to prepay the Debt Service Payments and cause the Bonds to be called for Optional Redemption or Extraordinary Optional Redemption at least 25 days prior to the proposed redemption date of Daily Rate and Weekly Rate Bonds, and at least 45 days prior to the proposed redemption date of Flexible Rate and Term Rate Bonds. The Trustee shall cause notice of any redemption of Bonds hereunder, which notice shall be prepared by the Company, to be mailed by first class mail, postage prepaid (except when DTC is the

Registered Owner of all of the Bonds and except for persons or entities owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 of principal amount of Bonds who so request, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the registration books kept for such purpose pursuant to Article II hereof. Each such notice shall (i) be mailed at least 15 days prior to the redemption date for Daily, Weekly and Flexible Rate Bonds and at least 30 days prior to the redemption date for Term Rate Bonds, (ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, and (iv) state that on the redemption date the Bonds called for redemption will be payable at the principal office of the Trustee, that from that date interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that so long as DTC or its nominee is the sole Registered Owner of the Bonds under the Book-Entry Only System, redemption notices will be sent to Cede & Co. Any failure on the part of DTC, or a DTC Participant to give such notice to the Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

     (b) Conditional Notice. If at the time of mailing of notice of an Optional Redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional, that is, subject to the deposit with the Trustee on or prior to the redemption date of moneys sufficient to pay the redemption price of the Bonds to be redeemed plus interest accrued thereon to the date of redemption, and such notice shall be of no effect unless such moneys are so deposited.

     (c) Additional Notice of Redemption. In addition to the redemption notice required above, if there is more than one Registered Owner of the Bonds, further notice (the "Additional Notice") shall be given by the Trustee as set out below. No defect in the Additional Notice nor any failure to give all or any portion of the Additional Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

              (1) Each Additional Notice shall contain the information required in paragraph (a) above for an official notice of redemption plus
     (i) the date of the Bonds as originally issued; (ii) the interest rate determination method for, or the rate of interest borne by each Bond being redeemed; (iii) the maturity date of each Bond being redeemed; and (iv) any other descriptive information needed to identify accurately the Bonds being redeemed.

              (2) Each Additional Notice shall be published one time in a financial newspaper or journal which regularly carries notices of redemption of other obligations similar to the Bonds, such publication to be made at least 30 days (15 days in the case of Bonds accruing interest at Daily, Weekly or Flexible Rates) prior to the date fixed for redemption.

              (3) Each Additional Notice shall be sent at least 30 days (15 days in the case of Bonds accruing interest at Daily, Weekly or Flexible Rates) before the redemption date by registered or certified mail or overnight delivery service to the following registered securities depositories: Depository Trust Company of New York, New York, Midwest Securities Trust Company of Chicago, Illinois and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania and to such other registered securities depositories as may be specified by the Company to the Trustee in writing and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds as shall be specified by the Company to the Trustee in writing.

             (4) The Trustee's agreement to give the notices specified in this subsection (c) is made as a matter of courtesy and accommodation only and the Trustee shall incur no liability to any Person for its failure to give such notices.

     (d) CUSIP Identification. Upon the payment of the redemption price of the Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer, provided that neither the Issuer, the Company, nor the Trustee shall be deemed to have made any representation as to the correctness of such CUSIP number.

     Section 9.04. Effect of Redemption. If payment of the redemption price of the Bonds has been duly provided for on the redemption date, then interest on the Bonds called for redemption will cease to accrue on such date, and the Registered Owners will have no rights with respect to such Bonds nor will they be entitled to the benefits of the Indenture except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption.

     Section 9.05. Optional Redemption only at Direction of Company. Optional redemption of the Bonds by the Issuer pursuant to Sections 9.01(a) and (c) shall only be made at the direction and in the sole discretion of the Company, and the Issuer shall take no action with respect to Sections 9.01(a) or (c) without the prior written direction of the Company.


                                   ARTICLE X

                              COVENANTS OF ISSUER

     Section 10.01. Payment of Principal and Interest on Bonds. The Issuer shall promptly pay the interest on and the principal of every Bond issued hereunder according to the terms thereof, together with interest on defaulted principal and interest (to the extent permitted by law) from the date such payment was due, but only out of the Pledged Revenues and only in the manner set forth in Article II hereof.

     Section 10.02. Issuer to Use Best Efforts to Require Company to Make Payments. So long as any of the Bonds are Outstanding, the Issuer, when requested to do so by the Trustee and after having been properly indemnified to its satisfaction, shall use its best efforts to require the Company to pay all of the payments and other costs and charges payable by the Company under the Agreement.

     Section 10.03. Take Further Action. The Issuer covenants that it shall from time to time execute and deliver such further instruments and take such further action as may be requested of the Issuer by the Trustee or the Company, if such request is reasonable and is required to carry out the purpose of this Indenture; provided, however, that no such instruments or actions shall cause the Issuer to incur any cost, expense or liability, or pledge the credit of the Issuer.

     Section 10.04. No Disposition of Pledged Revenues. Except as otherwise permitted in this Indenture or the Agreement, the Issuer shall not pledge, assign or otherwise dispose of or encumber any of the Pledged Revenues.

     Section 10.05. Faithful Performance; Due Authorization. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions required to be performed by it and contained in this Indenture, in any and every Bond executed and delivered hereunder and in all of its proceedings pertaining hereto. The Issuer covenants that it is duly authorized under the laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Indenture, to assign the Agreement and amounts payable under the Agreement and to assign the payments and amounts hereby assigned in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken.


                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

     Section 11.01. Events of Default Defined.

     (a)     Each of the following shall be an Event of Default hereunder:

             (i) payment of any installment of interest, principal, premium, if any or Purchase Price on the Bonds is not made when the same becomes due and payable; or

             (ii) an Event of Bankruptcy shall occur, provided that, in the event of a filing of an involuntary case in bankruptcy under the United States Bankruptcy Code or the commencement of a proceeding under any other applicable law concerning bankruptcy, insolvency or reorganization against the Company such petition or proceeding shall remain undismissed or unstayed for a period of 90 days; or

             (iii) failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Indenture or the Agreement, other than as referred to in (i) above, for a period of 30 days after written notice, specifying such failure, requesting that it be remedied and stating that such notice is a "Notice of Default" hereunder, is given to the Company by the Trustee or to the Company and the Trustee by the Issuer; provided, however, that if the default is such that it cannot be remedied within such period, it shall not constitute an Event of Default if the default, in the judgment of the Trustee in reliance upon advice of counsel, is correctable without material adverse effect on the Bonds and if corrective action is instituted by the Company within such period and is being diligently pursued until the default is remedied; or

             (iv) failure by the Issuer to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Indenture, other than as referred to in (i) above, for a period of 30 days after written notice, specifying such failure, requesting that it be remedied and stating that such notice is a "Notice of Default" hereunder, is given by the Trustee; provided, however, that such period shall be extended if corrective action is instituted within such period and is
     being diligently   pursued until the default is remedied; or

           (v) receipt by the Trustee of a written notice from the Bank stating that an Event of Default has occurred under the Reimbursement Agreement and directing the Trustee to declare the principal of the outstanding Bonds immediately due and payable; or

           (vi) receipt by the Trustee of a written notice from the Bank, prior to the eighth Business Day following payment of a drawing under the Letter of Credit for interest on Bonds which remain outstanding after the application of the proceeds of such drawing, stating that the Letter of Credit will not be reinstated with respect to such interest.

     (b) The Trustee shall immediately notify the Issuer, the Remarketing Agent, and the Company of the occurrence of any Event of Default.

     (c) Force Majeure. The provisions of Section 11.01(a)(iii) and (iv) hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the Government of the United States or of the State or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained in the Agreement other than its payment obligations and its agreements to comply with arbitrage and other tax covenants, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability so long as the Company shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

     Section 11.02. Acceleration and Annulment Thereof.

     (a) If any Event of Default has occurred and is continuing the Trustee (with the written consent of the Bank if the Bank has not dishonored a drawing on the Letter of Credit) may and, at the written direction of the Bank or the Registered Owners of 25% or more in principal amount of the Bonds then Outstanding, or with respect to an Event of Default under subsection 11.01(a)(i), (v) or (vi) hereof, shall, by notice in writing to the Issuer, the Bank and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable, and upon such declaration the said principal, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided therein, anything in this Indenture or in the Bonds to the contrary notwithstanding; provided, however, that no such declaration shall be made if the Company cures such Event of Default prior to the date of the declaration.

     (b) Upon any such declaration hereunder, the Trustee shall immediately, on the date of such declaration, draw upon the Letter of Credit to the full extent permitted by the terms thereof (such drawing to include amounts in respect of interest accruing on the Bonds through the date payment of such drawing by the Bank is due). Upon receipt by the Trustee of payment of the full amount drawn on the Letter of Credit and provided sufficient moneys are available in the Debt Service Fund to pay pursuant to Section 6.02 all sums due on the Bonds, (i) interest on the Bonds shall cease to accrue and (ii) the Bank shall succeed to and be subrogated to the right, title and interest of the Trustee and the Registered Owners in and to the Agreement, all funds held under this Indenture (except any funds held in the Debt Service Fund or the Bond Purchase Fund which are identified for the payment of the Bonds or of the purchase price of undelivered Bonds and any funds held in the Rebate Fund) and any other security held for the payment of the Bonds, all of which, upon payment of any fees and expenses due and payable to the Trustee pursuant to the Agreement or this Indenture, shall be assigned by the Trustee to the Bank.

     (c) If after the principal of the Bonds has been so declared to be due and payable and before a judgment or decree for payment of the money due has been obtained by the Trustee all arrears of interest upon the Bonds, together with interest on unpaid principal and interest (to the extent permitted by law) at the Late Payment Rate, are paid or caused to be paid, and the reasonable charges of the Trustee and the Registered Owners, including reasonable attorney's fees, are paid or caused to be paid, and all Events of Default, other than the non-payment of principal due solely by such declaration, have been cured or waived as provided in Section 11.13, then, and in every such case, the Trustee shall at the direction of the Registered Owners of a majority in principal amount of the Bonds then Outstanding annul such declaration and its consequences and such annulment shall be binding upon the Trustee and upon all Registered Owners of Bonds issued hereunder; provided that there shall be no annulment of any declaration resulting from (1) any Event of Default specified in Subsection 11.01 (v) or (vi) unless the Trustee has received the prior written consent of the Bank and written notice from the Bank that the Letter of Credit has been fully reinstated or (2) any Event of Default which has resulted in a drawing under the Letter of Credit unless the Trustee has received written notice from the Bank that the Letter of Credit has been fully reinstated. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

     Section 11.03. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Registered Owners of 25% or more in principal amount of the Bonds then Outstanding and receipt of indemnity from the Registered Owners to its satisfaction shall, in its own name;

     (a) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Registered Owners, including the right to require the Issuer or the Company to carry out any agreements with, or for the benefit of, the Registered Owners and to perform its duties under the Agreement or the Act;

     (b) Bring suit upon the Bonds; and

     (c) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Registered Owners.

     Section 11.04. Discontinuance of Proceedings by Trustee. If any proceeding taken by the Trustee on account of any default is discontinued or is determined adversely to the Trustee, the Issuer, the Trustee, the Company and the Registered Owners shall be restored to their former positions and rights hereunder as though no such proceeding had been taken.

     Section 11.05. Registered Owners May Direct Proceedings. The Registered Owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that (i) such directions shall not be otherwise than in accordance with law or the provisions of this Indenture, (ii) the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Registered Owners not parties to such direction or which could involve the Trustee in personal liability, and (iii) if a Letter of Credit is in effect and no default has occurred and is continuing thereunder, then the Bank shall have the right to give such direction in lieu of such Registered Owners.

     Section 11.06. Limitations on Actions by Registered Owners. No Registered Owners shall have any right to pursue any remedy hereunder unless (a) the Trustee shall have been given written notice of an Event of Default by the Registered Owners of at least 25% in principal amount of the Bonds then Outstanding, (b) the Registered Owners of at least 25% in principal amount of the Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names, (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, and (d) the Trustee shall have failed to comply with such request within 60 days after receipt of such notice, request and offer of indemnity.

     Section 11.07. Trustee May Enforce Rights Without Possession of Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Registered Owners of the Bonds.

     Section 11.08. Remedies Not Exclusive.  Except as limited under Section
17.01 of this Indenture, no remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     Section 11.09. Delays and Omissions Not to Impair Rights. No delay or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

     Section 11.10. Application of Moneys in Event of Default. If any Event of Default has occurred and is continuing, any moneys on deposit in any Fund or account established hereunder (except the Bond Purchase Fund and the Rebate
Fund) and any monies received by the Trustee under this Article X, shall, subject to the provisions of Section 6.04(h) hereof, be applied in the following order; provided, however, that all moneys received by the Trustee pursuant to any drawing made upon the Letter of Credit pursuant to Section 11.02(b) shall be applied by the Trustee to and only to the payment of principal of interest on the Bonds (other than Pledged Bonds and Bonds owned of record by the Company):

             FIRST: To the payment of the costs of the Trustee, including counsel fees, and any disbursements of the Trustee with interest thereon, and its reasonable compensation and any indemnities owing to it;

             SECOND: To the payment of all interest then due on Outstanding Bonds or, if the amount available for the payment of interest is insufficient for such purpose, to the payment of interest ratably in accordance with the amount due in respect of each Bond (other than Bonds owned of record by the Company);

             THIRD: To the payment of the outstanding principal amount of all Bonds or, if the amount available for the payment of principal is insufficient for such purpose, to the payment of principal ratably in accordance with the amount due in respect of each Bond (other than Bonds owned of record by the Company); and

              FOURTH: The surplus, if any, shall to the extent of any unreimbursed drawing under the Letter of Credit, or other obligations owing to the Bank under the Reimbursement Agreement, be paid to the Bank, and any remaining amounts be paid to the Company or the person lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Funds on deposit in the Bond Purchase Fund shall be applied in accordance with
Section 4.06 hereof.

     Section 11.11. Trustee's Right to Receiver. The Trustee shall be entitled as a matter of right to the appointment of a receiver; and the Trustee, the Registered Owners and any receiver so appointed shall have such rights and powers and be subject to such limitations and restrictions as are permitted by law.

     Section 11.12. Trustee and Registered Owners Entitled to All Remedies. It is the purpose of this Article to make available to the Trustee and Registered Owners all lawful remedies; but should any remedy herein granted be held unlawful, the Trustee and the Registered Owners shall nevertheless be entitled to every other remedy provided by law. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver who may be appointed hereunder.

     Section 11.13. Waiver of Past Defaults. The Registered Owners of not less than a majority in principal amount of the Outstanding Bonds may, with the written consent of the Bank, on behalf of the Registered Owners of all the Bonds waive any past default hereunder and its consequences, except a default

              (1) in the payment of the principal of, premium, if any, or interest on, or the Purchase Price of, any Bond, or

              (2)  in respect of a covenant or provision hereof which under
     Article XV cannot be modified or amended without the consent of the Registered Owner of each Outstanding Bond.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                  ARTICLE XII

                                  THE TRUSTEE

     Section 12.01. Certain Duties and Responsibilities of Trustee.

              (a) The Trustee accepts the trusts hereby created and agrees to perform the duties herein required of it upon the terms and conditions hereof and hereby acknowledges receipt of an executed copy of the Agreement and agrees to perform the duties therein required of it upon the terms and conditions thereof. The Trustee shall have the right, power and authority, at all times, to do all things not inconsistent with the express provisions of this Indenture which it may deem necessary or advisable in order to: (i) enforce the provisions of this Indenture, (ii) take any action with respect to any Event of Default, (iii) institute, appear in or defend any suit or other proceeding with respect to an Event of Default, or (iv) protect the interests of the Registered Owners of any Outstanding Bonds. The Trustee shall be responsible only for performing those duties of the Trustee specifically provided for herein and no implied duties or liabilities shall be read into this Indenture against the Trustee. In addition to the duties set forth above the Trustee shall:

          (i) hold all sums delivered to it by the Company for the payment of principal, premium, if any, and interest on the Bonds in trust for the benefit of the Registered Owners until such sums shall be paid to such Registered Owners or otherwise disposed of as herein provided;

          (ii) except as otherwise permitted hereby, hold all Bonds tendered to it hereunder in trust for the benefit of the respective Registered Owners until monies representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Registered Owners;

          (iii) hold all monies delivered to it hereunder for the purchase of Bonds in trust for the benefit of the Person or entity which shall have so delivered such monies until the Bonds purchased with such monies shall have been delivered to or for the account of such Person or until otherwise disposed of as provided herein; and

          (iv) keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice (including specifically the Bond registration books) at its principal office and make such books and records available for inspection by the parties hereto, the Company and the Remarketing Agent at all reasonable times.

     (b) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, except as provided in the next succeeding sentence in respect of the period during the continuance of an Event of Default, the Trustee shall not be liable for any action reasonably taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it hereby, or be responsible other than for its own negligence or willful misconduct. In case an Event of Default has occurred and is continuing of which the Trustee has been notified as provided in Section 12.03(h) or of which it is deemed to have notice pursuant to such Section, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

     (c) The Trustee shall not be required to give any bond or surety in respect of the execution of its rights and duties under this Indenture.

     (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (i) this subsection shall not be construed to limit the effect of subsection (a) or (b) of this Section;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by its officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (iii) the Trustee shall not be liable with respect to
                any action taken or omitted to be taken by it in good faith in accordance with any direction of the Registered Owners of a majority in aggregate principal amount of the Outstanding Bonds permitted to be given by them under this Indenture; and

                        (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity, satisfactory to the Trustee, against such risk or liability is not assured to it.

                (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 12.02. Notice if Default Occurs or Notice of Taxability Occurs. Within 45 days after the occurrence of any default hereunder of which the Trustee has been notified as provided in Section 12.03(h) or of which it is deemed to have notice pursuant to such Section, the Trustee shall give to the parties to the Financing Documents, the Remarketing Agent, the Bank and the Registered Owners notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, in the case of a default of the character described in Section 11.01(a)(iii) or (iv), the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners; and provided, further, that in the case of any default of the character described in Section 11.01(a)(iii) or (iv) no such notice to Registered Owners shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. The Trustee shall also give to the parties to the Financing Documents, the Bank and the Registered Owners notice of receipt by it of any notification from the Internal Revenue Service that the interest on the Bonds is, or may be, subject to federal income taxation.

         Section 12.03. Certain Rights of Trustee. Except as otherwise provided in Section 12.01:

                (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, telephone call, facsimile transmission, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed, made or presented by the proper party or parties and may accept and rely upon the same as conclusive evidence of the truth and accuracy of the statements and opinions contained therein;

                (b) any request or direction of the Issuer, the Bank or the Company mentioned herein shall be sufficiently evidenced by a writing signed by an Issuer Representative, an authorized officer of the Bank or Authorized Company Representative, as the case may be, and any resolution of the

         Issuer may be sufficiently evidenced by a copy of such resolution certified by an officer or commissioner of the Issuer;

                (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an Issuer Representative or Authorized Company Representative;

                (d) the Trustee may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Registered Owners pursuant to this Indenture, unless such Registered Owners shall have offered to the Trustee security or indemnity acceptable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and during regular business hours, and subject further to the Issuer's and the Company's safety and confidentiality requirements, to examine the books, records and premises of the Issuer or the Company personally or by agent or attorney;

                (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                (h) the Trustee shall not be required to take notice or be deemed to have notice of any default hereunder or under any Financing Document unless the Trustee shall be specifically notified of such default in writing by the Issuer, the Company, the Bank or by any Owner of the Outstanding Bonds, and in the absence of such notice the Trustee may conclusively assume that there is no default; provided, however, that the Trustee shall be required to take and be deemed to have notice of its failure to receive the monies necessary to make payments when due of Debt Service and Purchase Price Payments;

                (i) except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material distributed with respect to the Bonds, and the Trustee shall have no responsibility for compliance with securities laws in connection with issuance and sale of the Bonds;

                (j) in the event the Trustee shall receive inconsistent or conflicting requests and indemnity from two or more groups of Registered Owners, each representing less than a majority of the aggregate principal amount of the Bonds then outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

             (k) except as otherwise expressly provided by the provisions of this Indenture, the Trustee shall not be obligated and may not be required to give or furnish any notice, demand, report, request, reply, statement, advice or opinion to the Registered Owner of any Bond or to the Company or any other Person, and the Trustee shall not incur any liability for its failure or refusal to give or furnish same unless obligated or required to do so by express provisions hereof;

             (l) in acting or omitting to act pursuant to the provisions of the Agreement, the Trustee shall be entitled to all of the rights and immunities accorded to it under this Indenture, including but not limited to those set out in this Article XI; and

             (m) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

     Section 12.04. Not Responsible for Recitals or Issuance of Bonds, etc.. The recitals contained herein or in the Bonds, except the certificate of authorization signed on behalf of the Trustee, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or any Financing Document, except that the Trustee represents that said Indenture has been duly authorized, executed and delivered by the Trustee and represents, based on advice of counsel, that the Indenture constitutes a legal, valid and binding obligation of the Trustee in accordance with the terms hereof, except as its enforceability may be subject to (i) the exercise of judicial discretion in accordance with general equitable principles; and (ii) applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, reorganization, moratorium, rearrangement and other laws applicable to national banks or for the relief of debtors generally heretofore or hereafter enacted to the extent that the same may be constitutionally applied. Further, the Trustee makes no representations as to the validity or sufficiency of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer or the Company of Bonds or, upon disbursement from the Funds created herein, the proceeds thereof.

     The Trustee shall have no responsibility with respect to compliance by the Issuer or the Company with (i) Section 148 of the Code or (ii) any covenant contained in this Indenture or the Agreement regarding the yields on investments, other than to comply with the specific provisions of this Indenture and the Agreement and with specific written directions of the Company or the Issuer as may be provided for in this Indenture or in the Agreement. Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture or the Agreement, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof or thereof required as a condition of such action which is deemed desirable by the Trustee for the purpose of establishing the right of the Issuer or the Company to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

     Section 12.05. May Hold Bonds. The Trustee or any other agent of the Issuer or the Company, in its individual or any other capacity, may become the owner of Bonds and may otherwise deal with the Issuer or the Company with the same rights it would have if it were not Trustee or such other agent.

     Section 12.06. Money Held in Trust. Except as provided in Section 6.07 hereof, all money held in the Debt Service Fund under any provision of this Indenture shall be held in trust for the benefit of the Registered Owners but, except as provided in Article XV of this Indenture, need not be segregated from other funds held in trust under this Indenture by the Trustee, but shall be segregated at all times from all funds of the Issuer or the Trustee not held by the Trustee under this Indenture. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided in this Indenture.

     Section 12.07. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state that is either a trust company or a bank, authorized under such laws to exercise trust powers, having a combined capital, surplus and undivided profits of at least $150,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 12.08. Resignation and Removal of Trustee; Appointment of
Successor.

             (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until
     the acceptance of appointment by the successor     Trustee under Section
     12.09 of this Indenture.

             (b) The Trustee may resign at any time by giving written notice thereof to the Issuer, the Company, the Bank and the Remarketing Agent.
     If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             (c) The Trustee may be removed at any time by the Registered Owners of a majority in aggregate principal amount of the Outstanding Bonds, by a written request for removal delivered to the Issuer, the Company, the Bank and the Remarketing Agent.

             (d) If at any time:

                 (i) the Trustee shall cease to be eligible under Section 12.07 of this Indenture or under applicable law and shall fail to resign after written request therefor by any party to a Financing
             Document or by a Registered Owner who has been a bona fide Registered Owner for at least six months, or

                 (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company or the Issuer may remove the Trustee, or (y) any Registered Owner who has been a bona fide Registered Owner for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, with the prior consent of the Company, shall promptly appoint a successor Trustee. If, within one year after the occurrence of such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Registered Owners of a majority in aggregate principal amount of the Outstanding Bonds and notice of acceptance of such appointment is delivered to the parties to the Financing Documents, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Registered Owners and accepted appointment in the manner hereinafter provided, any Registered Owner who has been a bona fide Registered Owner for at least six months may, on behalf of himself and all other Registered Owners similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

             (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by causing to be mailed, at the expense of the Company, written notice of such event to the Registered Owners and to the parties to the Financing Documents and the Remarketing Agent. Each notice shall include the name of the successor Trustee and the address of its principal office.

     Section 12.09. Acceptance of Appointment by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Company, the Remarketing Agent and the retiring Trustee, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

     Section 12.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 12.11. Fees, Charges and Expenses of Trustee. Pursuant to the provisions of the Agreement, the Trustee shall be entitled to be paid by the Company reasonable compensation for its services rendered hereunder and to reimbursement for its actual out-of-pocket expenses (including reasonable fees and expenses of its counsel and agents) necessarily incurred in connection therewith. The Company may, without creating a default hereunder, contest in good faith the necessity for and the reasonableness of any such services and expenses after making payment therefor. As security for the performance of the obligations of the Company to the Trustee under the Agreement, the Trustee shall have a lien prior to the Bonds upon all property and funds held or collected by the Trustee as such, except (other than as provided in Section
11.10 hereof) funds received from a drawing under the Letter of Credit or funds held in trust for the payment of principal of, premium, if any, or interest on or the Purchase Price of Bonds.

     Pursuant to the terms of the Agreement, the Company shall (i) pay the Trustee reasonable compensation for its services hereunder, and also all its reasonable expenses and disbursements, including reasonable compensation for all attorneys and agents engaged by it, and (ii) indemnify the Trustee, including its officers, directors, employees and agents, against any and all liabilities which the Trustee or its agents may incur (including reasonable attorneys fees and expenses) in the exercise and performance of its powers and duties hereunder, except with respect to the willful misconduct or negligence of the Trustee.

     Nothing in this Section shall be deemed to excuse the Trustee from its obligation to perform its duties in accordance with Section 6.02 and Section
11.02 of this Indenture.

     Section 12.12. No Obligation to Review Reports. The Trustee shall not have any obligation to review any financial statement or report provided to the Trustee by the Company or the Issuer pursuant to this Indenture or the Financing Agreement. Notwithstanding any provision of this Indenture to the contrary, the Trustee shall not be deemed to have notice of any item contained in any such report or Event of Default which may be disclosed therein in any manner. The Trustee's sole responsibility with respect to such reports shall be to act as the depository for such reports for the Registered Owners and to make such reports available for review by the Registered Owners in accordance with this Indenture.


                                  ARTICLE XIII

                                THE PAYING AGENT

     Section 13.01. The Paying Agent. So long as the Bonds are Outstanding, the Trustee shall serve as Paying Agent for the Bonds.


                                  ARTICLE XIV

                             THE REMARKETING AGENT

     Section 14.01. The Remarketing Agent. The Issuer shall, at the direction of the Company, appoint the Remarketing Agent for the Bonds, subject to the conditions set forth in Section 14.02 hereof. The Remarketing Agent shall designate its principal office to the Trustee and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which the Remarketing Agent will agree to:

          (a) determine the Interest Rates and, with respect to Flexible Rates, Flexible Rate Periods, and give notice of such rates and periods in accordance with Article III hereof;

          (b) keep such books and records with respect to its duties as remarketing agent as shall be consistent with prudent industry practice;

          (c) use its best efforts to remarket Bonds in accordance with this Indenture; and

          (d) hold all moneys delivered to it hereunder for the purchase of Bonds for the benefit of the person or entity which shall have so delivered such monies until the Bonds purchased with such monies shall have been delivered to or for the account of such person or entity.

     Section 14.02. Qualifications of Remarketing Agent. The Remarketing Agent shall have a capitalization of at least $100,000,000 and be authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least ten days' notice to the Issuer, the Company, the Banks and the Trustee. The Remarketing Agent may be removed at any time at the direction of the Company, by an instrument filed with the Remarketing Agent, the Issuer and the Trustee.

     In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there is no successor, to the Trustee.

     In the event that the Issuer shall fail to appoint a Remarketing Agent hereunder, or in the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Issuer shall not have appointed a successor Remarketing Agent, the Trustee, notwithstanding the provisions of the first paragraph of this
Section 14.02, shall ipso facto be deemed to be the Remarketing Agent for all purposes of this Indenture until the appointment by the Issuer with the consent of the Company of the Remarketing Agent or successor Remarketing Agent, as the case may be; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds or determine the Interest Rate on the Bonds or to perform the duties set forth in Section 3.02 hereof.


                                   ARTICLE XV

                           AMENDMENTS AND SUPPLEMENTS

     Section 15.01. Amendments and Supplements Without Registered Owners' Consent. This Indenture may be amended or supplemented from time to time, without the consent of the Registered Owners by a Supplemental Indenture authorized by a certified resolution of the Issuer filed with the Trustee, for one or more of the following purposes:

          (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer; or

          (b) to cure any ambiguity or to cure, correct or supplement any defective (whether because of any inconsistency with any other provision hereof or otherwise) provision of this Indenture in such manner as shall not be inconsistent with this Indenture or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not impair the security hereof or adversely affect the interests of the Registered Owners; or

          (c) to provide or modify procedures permitting Registered Owners to utilize an uncertificated system of registration for Bonds; or

          (d) to modify, alter, amend, supplement or restate the Indenture in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of a letter of credit, liquidity facility, standby bond purchase agreement or other security arrangement obtained or provided by the Company; or

          (e) to modify the provisions for optional redemption at the commencement of a Term Rate; or

          (f) to modify, alter, amend, supplement or restate the Indenture in any and all respects necessary, desirable or appropriate in order to satisfy the requirements of any rating agency which may from time to time provide a rating on the Bonds, or in order to obtain or retain such rating on the Bonds as is deemed necessary by the Company and the Remarketing Agent; or

          (g) to provide for an Alternate Letter of Credit or any other credit enhancement permitted by the terms of this Indenture.

     Section 15.02. Amendments With Registered Owners' Consent. This Indenture may be amended from time to time by a Supplemental Indenture approved by the Registered Owners of a majority in aggregate principal amount of the Bonds then Outstanding; provided, that (a) no amendment shall be made which affects the rights of some but less than all of the Registered Owners of the Outstanding Bonds without the consent of the Registered Owners of a majority in aggregate principal amount of the Bonds so affected, and (b) except as expressly authorized hereunder, no amendment which alters the interest rates on any Bonds, the maturity date, Interest Payment Dates, purchase upon tender or redemption provisions of any Bonds, of this Article XV or which adversely affects the security provisions hereunder may be made without the consent of the Registered Owners of all Outstanding Bonds affected thereby.

     Section 15.03. Amendments to Agreement. The Agreement may be amended by written agreement of the Issuer and the Company, provided that no amendment may be made which would adversely affect the rights of the Registered Owners without the consent of the Registered Owners of a majority in aggregate principal amount of the Bonds then Outstanding; provided further, that no such amendment may be made which would adversely affect the rights of the Registered Owners of some but less than all Outstanding Bonds without the consent of the Registered Owners of a majority in aggregate principal amount of the Bonds so affected; and no amendment may be made which would (i) decrease the amounts payable under the Agreement; (ii) change the date of payment or prepayment provisions under the Agreement; or (iii) change the amendment provisions of the Agreement, in each case without the consent of all of the Registered Owners of the Bonds adversely affected thereby, and provided further that the Agreement may be amended by written agreement of the Issuer and the Company without the consent of the Trustee in order to make conforming changes with respect to amendments made to this Indenture pursuant to Section 15.01(e), and provided further, that no amendment may be made to Section 6.2 of the Agreement without the Trustee's consent.

     Section 15.04. Amendment of Letter of Credit. The Trustee shall notify the Registered Owners of a proposed amendment of the Letter of Credit which would adversely affect the interests of the Registered Owners and may consent thereto with the consent of the owners of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would (i) decrease the amount payable under the Letter of Credit or (ii) reduce the term of the Letter of Credit. Before the Trustee shall consent to any amendment to the Letter of Credit, there shall have been delivered to the Trustee an opinion of Bond Counsel that such amendment will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes and that such amendment is authorized by the Indenture.

     Section 15.05. Other Matters Relating to Amendments and Supplements. The Trustee shall not be obligated to enter into or consent to any Supplemental Indenture or any amendment to the Agreement or the Letter of Credit which affects the rights, duties, liabilities and immunities of the Trustee under this Indenture or otherwise. Before the Issuer and the Trustee shall enter into any Supplemental Indenture or before the Trustee shall consent to any amendment to the Agreement or the Letter of Credit pursuant to this Article XV, there shall have been delivered to the Trustee and the Issuer a Favorable Opinion of Bond Counsel, including an opinion that such Supplemental Indenture or amendment will, upon the execution and delivery thereof, be valid and binding upon the Issuer, the Company or the Bank, as the case may be, in accordance with its terms. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article XV, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all Registered Owners of the Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.
In addition, no amendment or supplement to the Indenture shall become effective until signed by the Chairman of the Issuer or such other officer or commissioner designated by the Issuer and until the Trustee has received the written approval of such instrument from the Authorized Company Representative.

     Section 15.06. Consent of Bank. Notwithstanding anything herein contained, so long as a Letter of Credit is held by the Trustee, no supplement or amendment shall be made to the Indenture or the Agreement without the prior written consent of the Bank.


                                  ARTICLE XVI

                                   DEFEASANCE

     Section 16.01. Defeasance. When interest on, and principal or redemption price (as the case may be) of, and Purchase Price (if any) of all Bonds issued hereunder have been paid, or there shall have been deposited with the Trustee an amount, evidenced by moneys or non-callable Government Obligations the principal of and interest on which, when due, will provide, sufficient moneys to fully pay the Bonds at the earlier of the maturity date or date fixed for redemption thereof or to any date upon which the Bonds could or must be tendered for purchase, as well as all other sums payable hereunder by the Issuer, the right, title and interest of the Trustee under the Indenture shall thereupon cease and the Trustee, on demand of the Issuer at the request of the Company, shall release the lien of this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Issuer and, after paying any remaining amounts owed to the Issuer (as evidenced by a certificate of an Issuer Representative), the Trustee shall turn over to the Bank such amount, if any, as is certified in writing by the Bank to the Trustee to be owed to the Bank pursuant to the Reimbursement Agreement, and then to the Company, the Issuer or such other person or body as may be entitled to receive the same (as evidenced by a certificate of an Authorized Company Representative) all balances remaining in any funds hereunder. Notwithstanding anything to the contrary contained herein, any defeasance and discharge hereunder shall not be deemed to release the Trustee from its obligations hereunder to register and transfer Bonds or to act as paying agent for the Bonds until the date all the Bonds are scheduled to be paid. In addition, such defeasance shall not terminate the obligations of the Issuer under Section 8.02, the Company and the Trustee under Section 6.04, the Issuer, the Company and the Trustee under Section 9.01(b) or the immunities and protections of the Trustee hereunder.

     Section 16.02. Deposit of Funds for Payment of Bonds.

             (a) If there is deposited with the Trustee moneys or Government Obligations sufficient to pay the principal or redemption price of any particular Bond or Bonds becoming due, either at maturity or by call for redemption or otherwise (including a mandatory or optional tender for purchase), together with all interest accruing thereon to the due date, interest on the Bond or Bonds shall cease to accrue on such due date and all liability of the Issuer with respect to such Bond or Bonds shall likewise cease, except as provided in subsection (b) below; provided that the Trustee shall have received an opinion of Bond Counsel to the effect that such deposit will not adversely affect the exclusion from gross income of the interest on any of the Bonds or cause any of the Bonds to be classified as "arbitrage bonds" within the meaning of the Code; and provided, further, that if a Letter of Credit is then held by the Trustee, such payment and any payment of the purchase price of Bonds pursuant to
     Section 4.01 or 4.02, as applicable, shall be made only from proceeds of a drawing under the Letter of Credit deposited directly into the Letter of Credit Debt Service Account or the Letter of Credit Purchase Account, as applicable, or the Company shall have caused to be delivered to the Trustee and the Rating Service an opinion of nationally recognized counsel experienced in bankruptcy matters to the effect that any such payment and the payment of the purchase price of any Bonds pursuant to Section 4.01 or
     4.02 will not be considered an avoidable "preferential transfer" by the Company or the Issuer under Section 547 of the United States Bankruptcy Code in the event of a bankruptcy case under the United States Bankruptcy Code by the Issuer or by or against the Company or any Affiliate, as debtor. Thereafter such Bond or Bonds shall be deemed not to be Outstanding hereunder and the Registered Owner or Registered Owners of such Bond or Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bond or Bonds, and the Trustee shall hold such funds in trust for such Registered Owner or Registered Owners.

             (b) Moneys deposited with the Trustee pursuant to Section 16.01 or 16.02(a) hereof may be invested in Government Obligations maturing as provided in Section 16.01 or Section 16.02(a), and any such moneys and any moneys derived from any Government Obligations deposited under this
     Article XVI which remain unclaimed two years after the date payment thereof becomes due shall, upon written request of the Company, if the Company is not at the time to the knowledge of the Trustee (evidenced to the Trustee as provided in Section 12.03(h)) in default with respect to any covenant contained in the Financing Documents, be paid to the Company; and the Registered Owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the

     Company; provided, however, that the Trustee, before making payment to the Company, may, at the expense of the Company, cause a notice to be published stating that the moneys remaining unclaimed will be returned to the Company after a specified date, such notice to be published in a newspaper or newspapers published at least once a day, six days a week, and generally circulated in the City of New York, New York. All payments made hereunder shall be subject to all applicable unclaimed property or similar laws of the State. Unclaimed moneys held under this Section shall not be invested.

             (c) Following the deposit of moneys as provided in this Section and Section 16.01 the current Interest Rate Period may not be converted to another Interest Rate Period and the Remarketing Agent shall not remarket any Bonds tendered for purchase.

             (d) Deposits made with the Trustee in accordance with this Section and Section 16.01 during any Daily Rate Period or Weekly Rate Period shall be accompanied by written evidence from each Rating Service then rating the Bonds that such deposit will not result in a withdrawal or reduction of the rating on the Bonds.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

     Section 17.01. Limitations on Recourse; Immunity of Certain Persons. No recourse shall be had for any claim based on this Indenture or the Bonds against any past, present or future Indemnified Party, either directly or through the Issuer or any successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of the Bonds. The Bonds are payable solely from the revenues pledged hereunder, those sources derived from the Company other moneys held by the Trustee hereunder for such purpose. The Issuer shall be conclusively deemed to have complied with all of its covenants and other obligations hereunder, including but not limited to those set forth in Articles V, VI and X hereof, by virtue of the covenants of the Company contained in the Agreement (excepting only any approvals or consents permitted or required to be given by the Issuer hereunder, and any exceptions to the performance by the Company of the Issuer's covenants and other obligations hereunder, as may be contained in the Agreement). However, nothing contained in the Agreement shall prevent the Issuer from time to time, in its discretion, from performing any such covenants or other obligations. The Issuer shall have no liability for any failure to fulfill, or breach by the Company of, the Company's obligations under the Bonds, this Indenture, the Agreement, or otherwise, including without limitation the Company's obligation to fulfill the Issuer's covenants and other obligations under this Indenture.

     Section 17.02. No Rights Conferred on Others. Nothing herein contained shall confer any right upon any person other than the parties hereto and the Registered Owners of the Bonds.

     Section 17.03. Illegal, etc. Provisions Disregarded. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstances shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

     Section 17.04. Substitute Publication of Notice. If for any reason it shall be impossible to make publication of any notice required hereby in a newspaper or newspapers, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

     Section 17.05. Mailed Notice. Except as otherwise expressly provided herein, all notices required or authorized to be given to the Company, the Issuer, the Trustee and the Remarketing Agent, pursuant to this Indenture shall be in writing and shall be deemed given when delivered or mailed by registered mail, postage prepaid to the following address:

     (a) to the Company, to:

         Zeigler Coal Holding Company
         50 Jerome Lane
         Fairview Heights, Illinois 62208

         Attention: Treasurer

     (b) to the Issuer, to:

         Peninsula Ports Authority of Virginia
         12350 Jefferson Avenue, Suite 230
         Newport News, Virginia 23602

         Attention: Chairman

     (c) to the Trustee, to:

         PNC Bank, N.A.
         Corporate Trust Administration
         One Oliver Plaza, 27th Floor
         210 Sixth Avenue
         Pittsburgh, Pennsylvania 15222

         Attention: Mark A. Rullo, Vice President

     (d) to the Remarketing Agent, to:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York  10004

         Attention:  Municipal Note Trading Desk

or to such other addresses as may from time to time be furnished to the parties, effective upon the receipt of notice thereof given as set forth above.

     Section 17.06. Governing Law. This Indenture shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the United States of America and of the State, provided that the immunities and standards of care of the Trustee in the administration of its trusts and duties hereunder shall be governed by the laws of the jurisdiction in which its principal office is located.

     Section 17.07. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer or by or on behalf of the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     Section 17.08. Action by Company. Any requirement imposed by this Indenture or the Agreement on the Issuer may, if not performed by the Issuer, be performed by the Company and such performance by the Company shall constitute compliance with the requirements of this Indenture or the Agreement as if performed by the Issuer.

     Section 17.09. Headings and Subheadings for Convenience Only. The table of contents and descriptive headings and subheadings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 17.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed by its duly authorized Chairman and its seal to be hereunto affixed and attested by its Secretary-Treasurer and the Trustee has caused this Indenture to be executed by one of its authorized officers, all as of the day and year first above written.


                                     PENINSULA PORTS AUTHORITY OF VIRGINIA


                                     By: /s/ Michael J. Carter
                                        -------------------------------------
                                         Chairman

ATTEST:

By:/s/ G. Mark Ailsworth
  -------------------------------
     Secretary-Treasurer


(SEAL)



                                     PNC BANK, N.A.



                                     By: /s/ Mark A. Rullo
                                        -------------------------------------
                                        Authorized Officer

                                   EXHIBIT A


                                  Form of Bond


                                 (FACE OF BOND)

                    THIS BOND IS SUBJECT TO MANDATORY TENDER
                      FOR PURCHASE AT THE TIME AND IN THE
                     MANNER HEREINAFTER DESCRIBED, AND MUST
                      BE SO TENDERED OR WILL BE DEEMED TO
                      HAVE BEEN SO TENDERED UNDER CERTAIN
                       CIRCUMSTANCES AS DESCRIBED HEREIN.


No. R-1                                                 $115,000,000

                            UNITED STATES OF AMERICA
                            COMMONWEALTH OF VIRGINIA

                     PENINSULA PORTS AUTHORITY OF VIRGINIA
                      PORT FACILITY REFUNDING REVENUE BOND
                             (ZEIGLER COAL PROJECT)
                                  SERIES 1997



MATURITY DATE                   ISSUE DATE                   CUSIP

 May 1, 2022                  August 20, 1997              707168DB3


REGISTERED OWNER:    CEDE & CO.

PRINCIPAL AMOUNT     ONE HUNDRED FIFTEEN MILLION DOLLARS



Last Day of Flexible Rate Period*                    Interest Rate*
                                   ---------                               --------

Number of Days in Period*                            Interest Due at End
                                   ---------          of Period*           --------

                                                     Type of Rate Period if
                                                      other than Flexible   Daily
                                                                           --------

---------------------------
*Complete only for Bonds accruing Interest at Flexible Rates

     The Peninsula Ports Authority of Virginia (the "Issuer"), a public body corporate and a political subdivision under the laws of the Commonwealth of Virginia, promises to pay to the registered owner named above, or registered assigns, but solely from the sources hereinafter mentioned, on the Maturity Date specified above, unless this Bond shall have been previously called for redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, the Principal Amount shown above and to pay interest thereon, but solely from the sources hereinafter referred to, at the rate determined as herein provided from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, or from the date of authentication hereof if such date is on an Interest Payment Date to which interest has been paid or duly provided for, or from the Issue Date specified above if no interest has been paid or duly provided for, such payments of interest to be made on each Interest Payment Date until the principal or redemption price hereof has been paid or duly provided for as aforesaid. The principal or redemption price of and interest on this Bond may be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public or private debts. The principal or redemption price of this Bond (or of a portion of this Bond, in the case of a partial redemption) is payable to the registered owner hereof in immediately available funds or next day funds, depending on the applicable Interest Rate Period (as defined below) and the instructions of the registered owner upon presentation and surrender hereof at the principal office of PNC Bank, N.A. or its successor, as Trustee (the "Trustee"), under the Trust Indenture dated as of August 1, 1997 (the "Indenture") securing the Series of Bonds of which this Bond is one. Interest shall be paid to the registered owner hereof whose name appears on the registration books kept by the Trustee as of the close of business on the applicable regular or special record date by check mailed to such registered owner, provided that interest for any Flexible, Daily or Weekly Rate Period (as described herein) shall be paid in immediately available funds by wire transfer to a bank within the continental United States or by deposit to the account of the registered owner hereof if such account is maintained by the Trustee as specified by the Remarketing Agent (as defined below) or as otherwise directed by the registered owner hereof five Business Days prior to the time of payment with respect to Bonds accruing interest at a Flexible Rate or two Business Days prior to the Interest Payment Date with respect to Bonds accruing interest at Daily or Weekly Rates; provided further that interest accrued during any Flexible Rate Period and at the maturity of this Bond shall be paid only upon delivery of this Bond. The regular record date for any Interest Payment Date shall be the close of business on the day immediately preceding the Interest Payment Date, except that, while this Bond accrues interest at the Term Rates (as described herein), the regular record date shall be the close of business on the 15th day of the calendar month immediately preceding such Interest Payment Date. If sufficient funds for the payment of interest becoming due on any Interest Payment Date are not on deposit with the Trustee on such date, the Trustee may establish a special interest payment date on which such overdue interest shall be paid and a special record date relating thereto. This Bond is registered as to both principal and interest on the registration books kept with the Trustee and may be transferred or exchanged, subject to the further conditions specified in the Indenture, only upon surrender hereof at the principal office of the Trustee. This Bond is payable solely from the sources hereinafter mentioned.

     This Bond shall be purchased on demand of the registered owner hereof, as hereinafter described.

     The Bonds are special, limited obligations of the Issuer, payable by the Issuer solely out of the revenues derived from or in connection with the Agreement (hereinafter defined), including all sums deposited from time to time pursuant to the Agreement in the Debt Service Fund established under the Indenture, and in certain events out of amounts secured through the exercise of the remedies provided in the Agreement and the Indenture upon occurrence of an event of default under the Agreement and the Indenture. NEITHER THE COMMONWEALTH OF VIRGINIA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR

INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES, RECEIPTS AND PAYMENTS PLEDGED THEREFOR BY THE ISSUER. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF VIRGINIA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO.

     NO RECOURSE UNDER THIS BOND SHALL BE HAD AGAINST ANY PAST, PRESENT OR FUTURE OFFICER OR COMMISSIONER OF THE ISSUER. THE BONDS SHALL NEVER BE PAID IN WHOLE OR IN PART OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION OR OUT OF ANY OTHER REVENUES OR ASSETS OF THE ISSUER, THE COMMONWEALTH OF VIRGINIA OR ANY POLITICAL SUBDIVISION THEREOF, EXCEPT THOSE REVENUES ASSIGNED BY THE INDENTURE.

     Except as otherwise provided in the Indenture, this Bond shall not be entitled to any right or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by execution by the Trustee of the certificate of authentication inscribed hereon.

     THE TERMS AND PROVISIONS OF THIS BOND ARE CONTINUED ON THE REVERSE SIDE HEREOF AND FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond and the Bonds is duly authorized by law; that all acts, conditions and things required to exist and necessary to be done or performed precedent to and in the issuance of this Bond and the Bonds to render the same lawful, valid and binding have been properly done and performed and have happened in regular and due time, form and manner as required by law; that all acts, conditions and things necessary to be done or performed by the Issuer or to have happened precedent to and in the execution and delivery of the Indenture and the Agreement have been done and performed and have happened in regular and due form as required by law; that due provision has been made for the payment of the principal of and premium, if any, and interest on this Bond and the Bonds by irrevocably assigning the described revenues as provided in the Indenture; that payment in full for the Bonds has been received; and that the issuance of the Bonds does not contravene or violate any constitutional or statutory limitation.

     IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed with the manual or facsimile signature of its Chairman and its official seal to be impressed, lithographed or imprinted hereon, and attested with the manual or facsimile signature of its Secretary-Treasurer.

     Dated:


                                   PENINSULA PORTS AUTHORITY OF VIRGINIA

(SEAL)                             By:__________________________________
                                      Chairman

ATTEST:

_____________________________
Secretary-Treasurer

                       FORM OF AUTHENTICATION CERTIFICATE

                           AUTHENTICATION CERTIFICATE

     This Bond is one of the Port Facility Refunding Revenue Bonds (Zeigler Coal Project) Series 1997 of the Peninsula Ports Authority of Virginia described in the within-mentioned Indenture.

                                     PNC BANK, N.A.



                                     By:______________________________________
                                             Authorized Signatory
Date of Authentication:__________________


                         (TEXT OF REVERSE SIDE OF BOND)

     This Bond is one of an authorized series of Bonds of the Issuer in the aggregate principal amount of $115,000,000, designated as Peninsula Ports Authority of Virginia Port Facility Refunding Revenue Bonds (Zeigler Coal Project) Series 1997 (the "Bonds") authorized by duly adopted resolutions of the Issuer, and issued under and secured by the Indenture in full conformity with the Constitution and laws of the Commonwealth of Virginia. The Bonds are issued for the purpose of providing funds for refinancing the costs of acquisition, construction and improvement of certain port facilities (the "Project") for the transshipment of coal located at Pier 9, Harbor Access Road, Newport News, Virginia (the "Plant") of Zeigler Coal Holding Company (the "Company"). Pursuant to the Financing Agreement (the "Agreement") dated as of August 1, 1997 between the Issuer and the Company, the Company has agreed to make Debt Service Payments, to the Trustee, on behalf of the Issuer, in amounts and at the times sufficient to pay the principal of, premium, if any, and interest on the Bonds. The Company has also agreed to pay the Purchase Price of all Bonds tendered or deemed tendered for purchase pursuant to the terms of the Indenture.

     The Company has caused to be issued and delivered to the Trustee by Bank of America National Trust and Savings Association, an irrevocable letter of credit pursuant to which the Trustee is authorized, subject to the terms and conditions thereof, to draw up to (a) an amount equal to the principal amount of the Bonds (i) to enable the Trustee to pay the principal amount of the Bonds when due at maturity or upon redemption or acceleration and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it and not remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to 45 days accrued interest on the outstanding Bonds at a maximum rate of 10%, (i) to enable the Trustee to pay interest on the Bonds when due and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it and not remarketed corresponding to the accrued interest on such Bonds. Such irrevocable letter of credit or any alternate letter of credit delivered to the Trustee in accordance with the terms of the Indenture is herein called the "Letter of Credit". As used herein, the term "Bank" shall mean Bank of America National Trust and Savings Association as issuer of the Letter of Credit or the bank issuing any Alternate Letter of Credit. The
Letter of Credit expires on October 19, 1997, unless terminated earlier pursuant to its terms or extended. Subject to the provisions of the Indenture, the Company may, but is not required to, cause the Letter of Credit to be extended or replaced with an Alternate Letter of Credit having substantially the same terms. The Bank is under no obligation to extend the Letter of Credit. Unless the Letter of Credit is extended or replaced in accordance with the terms of the Indenture, this Bond will become subject to mandatory tender for purchase, as described below. The Letter of Credit is being issued pursuant to a Reimbursement Agreement (as the same may be amended or replaced, the "Reimbursement Agreement") between the Bank and the Company. The Company is obligated, among other things, to reimburse the Bank for all drawings under the Letter of Credit.

     Reference is made to: (a) the Indenture, the Agreement and the Letter of Credit for provisions concerning the rights of the registered owners and the rights and obligations of the Issuer, the Company, the Bank and the Trustee; and (b) the Remarketing Agreement pursuant to which Goldman, Sachs & Co. is serving as remarketing agent for the purposes set forth in the Indenture (such agent or its successors being herein referred to as the "Remarketing Agent"). The acceptance of the terms and conditions of the foregoing documents (including amplifications and qualifications of the provisions hereof), each of which is on file at the principal corporate trust office of the Trustee, is an explicit and material part of the consideration of the Issuer's issuance hereof, and each registered owner hereof by acceptance of this Bond accepts and assents to all such terms and conditions as if fully set forth herein.

     Capitalized terms used in this Bond which are not defined herein but which are defined in the Indenture shall have the respective meanings set forth in the Indenture.

                               INTEREST ON BONDS

     The Bonds shall initially accrue interest at the Daily Rate herein described, and will be subject to conversion as herein provided. The rate of interest applicable to any Rate Period shall be determined in accordance with the applicable provisions of the Indenture. All computations of interest shall be based on 365- or 366-day years for the actual number of days elapsed; except for interest at Term Rates, which shall be computed on the basis of 360-day years of twelve 30-day months, and interest at Flexible and Weekly Rates, which shall be computed on the basis of a 365- or 366-day year, as appropriate, for the actual number of days elapsed, based on the year in which such rate period commences. Notwithstanding any provision of this Bond or the Indenture to the contrary, in no event shall the cumulative amount of interest paid or payable on this Bond (including interest calculated as provided herein, together with all other amounts that constitute interest on this Bond under the laws of the State which are contracted for, charged, reserved, taken or received pursuant to the Bond Documents) through any date of payment of interest or through the date of payment of this Bond (whether at maturity, by acceleration or upon earlier redemption) exceed the "net interest cost" which will produce a "net effective interest rate" equal to the maximum rate permitted by Virginia law.

     "Rate Period" shall mean, when used with respect to any particular rate of interest determined as hereinafter provided, the period from and including the effective date of such rate to (but not including) the effective date of the rate of interest next determined as hereinafter provided.

     The Bonds may accrue interest at Interest Rates effective for periods (each an "Interest Rate Period") selected by the Company, or, under the circumstances set out in the Indenture, by the Remarketing Agent from time to time. The Interest Rates for the Bonds, which will be determined by the Remarketing Agent, are as follows:

Flexible Rate.

     While the Bonds accrue interest at Flexible Rates, the interest rate for each particular Bond will be determined by the Remarketing Agent and will remain in effect from and including the commencement date of the Flexible Rate Period selected for that Bond by the Remarketing Agent to, but not including, the last date thereof. While the Bonds are in the Flexible Rate mode, Bonds may have successive Flexible Rate Periods of any duration up to 270 days each (or such lower maximum number as is then permitted under the Indenture) and any Bond may accrue interest at a rate and for a period different from any other Bond.

Daily Rate.

     While the Bonds accrue interest at a Daily Rate, the interest rate established for the Bonds will be effective from day to day until changed by the Remarketing Agent.

Weekly Rate.

     While the Bonds accrue interest at a Weekly Rate, the rate of interest on the Bonds will be determined weekly by the Remarketing Agent to be effective for a seven day period commencing on Wednesday of the week of such determination. (The length of the period, the day of commencement and the last day of the period may vary in the event of a conversion to or from a Weekly Rate.)

Term Rate.

     While the Bonds accrue interest at a Term Rate, the interest rate will be determined by the Remarketing Agent to remain in effect for a term of one year or any whole multiple of one year selected by the Company.

     The interest rate mode established will remain in effect until changed by the Issuer and the Company, in accordance with the Indenture. During each Interest Rate Period, the rate of interest on the Bonds shall be that rate which, in the judgment of the Remarketing Agent, would cause the Bonds to have a market value as of the date of determination equal to the principal amount thereof, taking into account prevailing market conditions, and with respect to Flexible Rates, the Remarketing Agent shall determine the Flexible Rate and the Flexible Rate Period for each Bond at such rate and for such period as it deems advisable in order to minimize the net interest cost on the Bonds, taking into account prevailing market conditions.

     Bonds which accrue interest at Flexible Rates will be issued in the denominations of $100,000 and any integral multiples of $1,000 in excess thereof. Bonds which accrue interest at a Daily or Weekly Rate will be issued in denominations of $100,000 and whole multiples thereof. Bonds which accrue interest at a Term Rate will be issued in the denomination of $5,000 and whole multiples thereof.


                                OPTIONAL TENDERS

     While this Bond accrues interest at a Daily, Weekly or Term Rate, the registered owner of this Bond has the right to tender this Bond for purchase at the principal amount hereof plus accrued interest as follows: (i) during a Daily Rate Period on any Business Day upon personal, electronic or telephone notice to the Trustee prior to 11:00 a.m., New York City time, on such Business Day, (ii) during a Weekly Rate Period on any

Business Day upon written or electronic notice to the Trustee on or prior to 5:00 p.m., New York City time, on any Business Day at least seven days prior to the Business Day on which this Bond is tendered for purchase or (iii) during a Term Rate Period on the first day of the next succeeding Rate Period upon written or electronic notice to the Trustee on or prior to 5:00 p.m., New York City time, on any Business Day at least seven days prior to such day.


                               MANDATORY TENDERS

     While this Bond accrues interest at a Flexible Rate, this Bond is subject to mandatory tender on the day after the last day of each Flexible Rate Period applicable to this Bond. While this Bond accrues interest at Daily, Weekly or Term Rates, this Bond is subject to mandatory tender on the effective date of a change from one interest rate mode to a different interest rate mode (except for changes between a Daily Rate and Weekly Rate) or of a change from a Term Rate Period to a Term Rate Period of different duration. This Bond is subject to mandatory tender on the Interest Payment Date next preceding the Expiration Date of the Letter of Credit unless the Trustee has received notice that the Letter of Credit has been or will be extended or replaced with an Alternate Letter of Credit as provided in the Indenture.

     Interest on any Bond which is not tendered on the mandatory tender date, but for which there has been irrevocably deposited with the Trustee an amount sufficient to pay the purchase price thereof, shall cease to accrue interest on the mandatory tender date, and the registered owner of such Bond shall not be entitled to any payment other than the purchase price for such Bond, and such Bond shall no longer be outstanding and entitled to the benefits of the Indenture, except for the payment of the purchase price of such Bond from monies held by the Trustee for such payment. On the mandatory tender date the Trustee shall authenticate and deliver substitute Bonds in lieu of such untendered Bonds.


                       WRITTEN NOTICE OF RATE MODE CHANGE

     The Trustee shall give notice, by first class mail, to the registered owners of all Bonds of the proposed conversion from one interest rate mode to another interest rate mode at least 15 days before the proposed conversion date while the Bonds accrue interest at Flexible, Daily or Weekly Rates at least 30 days before the proposed conversion date while the Bonds accrue interest at a Term Rate.


                             INTEREST PAYMENT DATES

     While this Bond accrues interest at a Flexible Rate, interest is payable on the day after the last day of each Flexible Rate Period. While this Bond accrues interest at Daily or Weekly Rates, interest is payable on the first Business Day of each month. During any Term Rate Period, interest is payable semiannually on the first day of the sixth month after the commencement of such Term Rate Period and the first day of each sixth month thereafter provided that the last Interest Payment Date for any Term Rate Period which is followed by a Flexible, Daily or Weekly Rate Period shall be the first Business Day of the sixth month following the preceding Interest Payment Date.

                              OPTIONAL REDEMPTION

     During any Flexible, Daily or Weekly Rate Period, this Bond is subject to Optional Redemption on any Interest Payment Date at an Optional Redemption price equal to 100% of the principal amount hereof, together with accrued interest. While this Bond accrues interest at a Term Rate, this Bond is subject to Optional Redemption (i) at any time on and after the dates and at the redemption prices as set forth below together with accrued interest, if any, to the redemption date and (ii) on the day after the end of each Term Rate Period at the redemption price of 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date:


                             Commencement of Redemption
Length of Term Rate Period          Period                       Redemption Price
--------------------------  ----------------------------    -------------------------------
Greater than or equal to     Tenth anniversary of           102%, declining by 0.5% on
15 years                     commencement of Term           each succeeding anniversary of
                             Rate Period                    the first day of the redemption
                                                            period until reaching 100% and
                                                            thereafter at 100%
Less than 15 years and       Eighth anniversary of the
greater than or equal to     commencement of Term Rate      101.5%, declining by 0.5% on each
10 years                     Period                         succeeding anniversary of the first
                                                            day of the redemption period until
                                                            reaching 100% and thereafter at 100%

Less than 10 years and       Fifth anniversary of the       101%, declining by 0.5% on each
greater than or equal to     commencement of Term Rate      succeeding anniversary of the first
5 years                      Period                         day of the redemption period until
                                                            reaching 100% and thereafter at
                                                            100%

Less than 5 years            Bonds not subject to optional
                             redemption until commencement
                             of next Term Rate Period

The optional redemption dates and redemption prices set forth above may be changed, by a supplemental indenture approved by the Company and filed with the Trustee, provided that any such supplemental indenture shall be accompanied by a Favorable Opinion of Bond Counsel.


                          SPECIAL MANDATORY REDEMPTION

     This Bond is subject to special mandatory redemption prior to maturity not later than 180 days after the occurrence of a Determination of Taxability (as defined in the Indenture) at a redemption price of 100% of the principal amount hereof, plus accrued interest to the redemption date. The manner of redeeming Bonds is described in detail in the Indenture.

                       EXTRAORDINARY OPTIONAL REDEMPTION

     The Bonds will be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole or in part at the commencement date of any Interest Rate Period], as described below, at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, if one or more of the following events shall have occurred within the preceding year:

           (a) The Project or the Plant shall have been damaged or destroyed to such extent that, in the opinion of the Company, (i) normal operations at the Project or the Plant are prevented or are likely to be prevented for a period of four consecutive months, or (ii) the restoration of the Project or the Plant is not economically feasible.

           (b) Title to, or the temporary use of, all or substantially all of the Project or the Plant shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority which, in the opinion of the Company, is likely to result in normal operations at the Project or the Plant being prevented for a period of four consecutive months.

           (c) Changes, which the Company cannot reasonably control or overcome, in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project or the Plant shall have occurred, or technological or other changes shall have occurred which, in the opinion of the Company, render uneconomic the continued design, acquisition, construction, installation or operation of the Project or the Plant.

            (d) Any court or administrative body shall enter a judgment, order or decree requiring cessation of all or any substantial part of operations at the Project or the Plant, to such an extent that, in the opinion of the Company, normal operations at the Project or the Plant are likely to be prevented for a period of four consecutive months.

             (e) As a result of any changes in the Virginia Constitution or the Constitution of the United States of America or as a result of legislation or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties, or shall have been declared to be unlawful, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Company, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement.


                              DEFAULT ACCELERATION

     In case an Event of Default, as defined in the Indenture, shall have occurred, the principal of all Bonds then outstanding under the Indenture may become due and payable prior to their scheduled maturity date.

                               GENERAL PROVISIONS

     The Bonds are and will be equally and ratably secured, to the extent provided by the Indenture, by the pledge thereunder of the Debt Service Payments and other amounts payable by the Company to the Issuer under the Agreement. The Issuer has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Issuer under the Agreement (other than its rights to indemnification and payment of certain administrative expenses and certain other rights).

     No registered owner shall have any right to pursue any remedy under the Indenture unless (a) the Trustee shall have been given written notice of an Event of Default by the Registered Owners of at least 25% in principal amount of the Bonds then outstanding, (b) the registered owners of at least 25% in principal amount of the Bonds then outstanding shall have requested the Trustee, in writing, to exercise the powers granted under the Indenture or to pursue such remedy in its or their name or names, (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, and (d) the Trustee shall have failed to comply with such request within 60 days after receipt of such notice, request and offer of indemnity.

                      * * * * * * * * * * * * * * * * * *

                    (END OF TEXT OF REVERSE SIDE OF BOND)

                              FORM OF ASSIGNMENT:

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and  transfers unto
________________________________________________________________________________
Please insert Social Security or
Taxpayer Identification Number of Transferee
 ____________________________
/___________________________/

________________________________________________________________________________
(Please print or typewrite name and address, including zip code of Transferee)

________________________________________________________________________________
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints
________________________________________________________________________________
attorney to register the transfer of the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________

Signature Guaranteed:


_______________________________      ________________________________
NOTICE: Signature(s) must            NOTICE: The signature above
be guaranteed by a member            must correspond with the name
or participant of a                  of the Registered Owner as it
signature guarantee program.         appears upon the front of this
                                     particular, without alteration
                                     or enlargement or any change
                                     whatsoever.





                                     B-1